                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   eConnect
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)
                              File No. 333-71212

           Nevada                          541990                    43-1239043
-------------------------------  ----------------------------  --------------------
(State or jurisdiction of        (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification No.)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731; (310) 514-9482
--------------------------------------------------------------------------------
 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                      Law Office of William B. Haseltine
                          604 North Greenbrier Street
                   Arlington, Virginia 22203; (703) 276 1919
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

--------------------------------------------------------------------------------
 If this Form is filed to    If this Form is a          If this Form is a
 register additional         post-effective amendment   post-effective
 securities for an           filed pursuant to Rule     amendment filed
 offering pursuant to Rule   462(c) under the           pursuant to Rule 462(d)
 462(b) under the            Securities Act, check      under the Securities
 Securities Act, please      the following box and      Act, check the
 check the following box     list the Securities Act    following box and list
 and list the Securities     registration statement     the Securities Act
 Act registration number     number of the earlier      registration statement
 of the earlier effective    effective registration     number of the earlier
 registration statement      statement for the same     effective registration
 for the same offering.      offering.                  statement for the same
 [_]                         [ ]                        offering.
 333-71212                                              [ ]
--------------------------------------------------------------------------------
 If any of the securities being registered on this      If the delivery of the
 Form are to be offered on a delayed or continuous      prospectus is expected
 basis pursuant to Rule 415 under the Securities Act    to be made pursuant to
 of 1933 check the following box.                       Rule 434, check the
 [X]                                                    following box.
                                                        [ ]
--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
 Title of each class of                               Proposed maximum         Proposed maximum
   securities to be            Amount to be           offering price per      aggregate offering            Amount of
      registered              registered                share/(1)/                 price                 registration fee/(2)/
------------------------------------------------------------------------------------------------------------------------------
Common Stock                  182,783,068               $0.015                  $2,741,746                $252.24
------------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c): The average of the bid and ask prices as of May 6, 2002.

(2)    Of this amount, $197.31 has already been paid.

                                   PROSPECTUS

                                    eConnect

                               182,783,068 Shares
                                  Common Stock

          eConnect, a Nevada corporation, is hereby registering an offering for resale of 142,974,776 shares of common stock pursuant to the terms of this prospectus. As a result of an agreement with Alpha Venture Capital Inc., 76,500,000 shares that have been received pursuant to an equity line agreement will be sold by Alpha on a delayed and continuous basis, and 66,474,776 will be sold by others on a delayed basis at their discretion. The exact selling plans of each shareholder cannot be determined at this time. Alpha is an underwriter of this offering. The company's common stock trades on the Over the Counter Bulletin Board under the trading symbol "ECNC".

          The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" on page 6. Transactions in the shares are subject to Penny Stock regulations adopted pursuant to the Securities Exchange Act of 1934, as amended, which may result in reduced trading or make it difficult to sell the shares.

          These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The company will not receive any proceeds from this offering.


----------------------------------------------------------------------------------------------------
                                               Proposed offering   Underwriting
Title of each class of                             Price to        Discounts and       Proceeds to
securities offered        Amount offered            Public       Commissions /(1)/        Issuer
----------------------------------------------------------------------------------------------------
Common stock              182,783,068
----------------------------------------------------------------------------------------------------
Per Share                                         $ 0.015/(2)/       $                  $   0.00
----------------------------------------------------------------------------------------------------
Total Maximum                                     $2,741,746         $                  $   0.00
----------------------------------------------------------------------------------------------------


          Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

/(1)/ Contemporaneous with entering the CSPA, the company agreed to pay First Fidelity Capital, the agent for Alpha, a commission of 6% of the amount of each drawdown under the common stock purchase agreement payable in cash at the time of each drawdown.


/(2)/ The price of $0.015 is based on the current market price as of May 6, 2002. The actual prices at which the Securities may be sold may be negotiated and may differ from the price.

                               Dated: May 30, 2002

                      [This Page Intentionally Left Blank]

                                Table Of Contents


Prospectus Summary...................................................................    5
Risk Factors.........................................................................    6
Use of Proceeds......................................................................   14
Selling Shareholders.................................................................   14
Plan of Distribution.................................................................   16
Legal Proceedings....................................................................   19
Directors, Executive Officers, Promoters and Control Persons.........................   20
Security Ownership of Certain Beneficial Owners and Management.......................   21
Description of Securities............................................................   22
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..   23
Organization Within Last Five Years..................................................   28
Description of Business..............................................................   29
Plan of Operation....................................................................   30
Description of Property..............................................................   31
Certain Relationships and Related Transactions.......................................   32
Market for Common Equity and Related Stockholder Matters.............................   33
Executive Compensation...............................................................   34
Financial Statements.................................................................  F-1
Changes In and Disagreements With Accountants on
     Accounting and Financial Disclosure............................................. F-34
Available Information................................................................ F-35

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

The business of eConnect is to develop and profit from the PERFECT industry. Personal Encrypted Remote Financial Electronic Card Technologies is simply the usage of hardware (terminals) from remote sites such as a home, to pay web merchants by swiped credit cards, ATM cards with PIN and smart cards. The PERFECT system is now complete as regards the service of eCashPad credit card present payments to web merchants. The PERFECT system consists of a home terminal, the eCashPad, which the consumer will use to swipe their credit card at the web merchant's site, and the Merchants Integration Kit which the web merchant needs to install. Both elements are now complete. The payment of eCashPad ATM card with PIN payments is in development. The initial usage of the eCashPad as a home terminal is to enable consumers to swipe their credit card, which will result in a credit card present payment to the web merchant and lower discount rate as provided by First Data, the acquirer of the Bank Eyes Only transaction. First Data has an agreement with the company whereby First Data will "acquire" the transactions initiated through Bank Eyes Only. This means that First Data will clear the transactions after they are implemented through the Bank Eyes Only system. The same terminal can be used to swipe an ATM card and enter a PIN which will result in a "point of sale" same as cash payment to the web merchant. The future emphasis of the company will be on facilitation of ATM card with PIN payments, although credit card present transactions will continue to be substantial.

The company has had no revenue from operations to date. Although it has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations:
Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999, $107,147,099 for the fiscal year ended December 31, 2000, and $15,761,049 for the fiscal year ended December 31, 2001. At December 31, 2001, the company had an accumulated deficit of $164,662,671 (the majority of which resulted from stock issued for services totaling $105,076,783 during the last three fiscal years). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

eConnect has developed the eCashPad as the terminal to make these transactions and has developed the Merchant Integration Kit and published this kit at the eConnect web site (www.econnectholdings.com) to enable web merchants to install the MIK in order to receive PERFECT payments.

The capability of accomplishing PERFECT same as cash payments by ATM card with PIN and debit card with PIN and smart card payments will effect Internet global business to business and consumer to business transactions. The concept that "cash is king" now applies for the first time to Internet commerce which until now has been limited to credit card transactions. eConnect will rely on the creation of agreements with ATM card networks in order to utilize this aspect of the eCashPad. To date, no such agreements exist.

Many consumers who do not have credit cards will now be able to use their eCashPad and effect PERFECT same as cash payments to web merchants who today are basically limited to being paid by credit and not real time cash.

The on going discussions that the Company has had with many businesses who have a web presence, leads us to believe that the usage of the eCashPad to send cash donations, wagers, impulse purchases and bill payments will greatly simplify back room accounting for industries ranging from mortgage to insurance to home Off Track Betting.

EConnect will generate operating revenues by charging fees per PERFECT payment. These transaction fees will be lower than those currently paid by the merchant.

The transaction flow of a Bank Eyes Only credit card swiped transaction begins with the eCashPad, which allows an individual to make a payment at a web merchant's site which has installed the Merchant Integration Kit. This enables the eCashPad to communicate with the web merchants site. Then, eConnect the front end processor, hands off the transaction to VeriSign, which as a Gateway, then hands off the transaction to First Data, who is the back end processor of the transaction, and who then settles the transaction with Banks that have agreed to charge a low discount rate to the merchant when it is being paid by an eCash Pad card present transaction.

These eCashPad originated transactions will be regarded as credit card present and the bank acquirer will then charge the web merchant a lower discount fee than what is presently charged to the merchant when they are being paid by a standard non credit card present payment.

Web merchants will pay eConnect a flat fee of 50 cents to provide the Bank Eyes Only service plus they will pay the lower discount rate to the acquirer bank. Adding in the chances of reduced fraud and charge backs plus the lower discount rate, the overall cost of a Bank Eyes Only payment is an efficient payment for the merchant. The Company is also generating nominal revenues on the sale of the eCashPad at $59.95.

Since August 21, 2001, eConnect has in effect been in business as we have a full Bank Eyes Only service system to offer both merchants and consumers, and has engaged a direct commission sales staff to begin contacting merchants to sell them on adding the eConnect Bank Eyes Only solution at their web site. The consumer first downloads and installs the eCashPad driver which is software and which enables the eCashPad to work with the consumers PC. The web merchants download and install the Merchant Integration Kit at their web sites, which is software and enables the eCashPad to make a payment at the site which is either a credit card swiped or ATM card with PIN transaction. The overall service to both consumers and web merchants is defined as Bank Eyes Only and behind the scenes consists of eConnect driving and handing off the transaction into the appropriate credit card or ATM card system.

Two key incentives for the Internet merchants are:

1. A lower Discount Rate charged to them by VISA/MasterCard for receipt of card present (swiped) credit cards rather than card not present credit card transactions.

2. The ability to be paid by an ATM card with PIN or debit card with PIN same as cash Internet payment.

Our service agreement is with First Data who will be acquiring the credit card swiped Bank Eyes Only payments and will be charging the web merchants a lower discount rate based on the credit card bring first swiped by the consumer and the magnetic strip read by the eCashPad. This is a first for Internet commerce.

The key incentives for the consumer are:

1. A far safer credit card transaction as the financial data is being sent directly to the bank system and is not seen nor stored at the web merchants site and can therefore not be stolen by hackers.

2. Merchant Incentives to pay by cash.

3. Speed, ease and convenience of eCashPad terminal originated electronic payments.

Bank Eyes Only credit card payments can only be accomplished by a terminal that reads the magnetic strip of the credit card and ATM card with PIN payments, or cash to the web merchant can be accomplished with a terminal that reads the magnetic strip of the ATM card or debit card.

The eCashPad is a full service terminal that has been developed and is being sold by eConnect for home and office usage to effect PERFECT payments. The PocketPay is a mobile wireless eCashPad that can also double as a phone and has not yet been developed.

The eCashPad is now in operation and has been used to effect product purchases over the Internet by card present credit card transactions. Efforts are underway to expand its usage to complete bill payments as the service of ATM card with PIN same as cash payments becomes available. The Company has received a proposal from an ATM card network to begin a Pilot to test ATM card with PIN Internet transactions. This Pilot will consist of 60-100 eCashPads making payment to 2 to 3 Bank Eyes Only web merchants. At the conclusion of a successful Pilot, the ATM card Network will then authorize the usage of ATM card with PIN eCashPad transactions within their network.

         The eCashpad is a proprietary product of the company. The PocketPay does not yet exist. Bank Eyes Only is a proprietary service of the company.

         The principal offices of the company's are located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731. The telephone number for the company is (310) 514-9482.

The Offering.

181,758,068 shares of common stock of the company will be sold pursuant to the terms of this prospectus. Shares outstanding prior to this offering: 843,676,353, as of May 28, 2002. The shares will sold as follows:

     . Shares have previously been purchased under a common stock purchase agreement ("CSPA") with Alpha Venture Capital, Inc. ("Alpha") at 85% of the market price on the put date: the maximum number of shares issued under the CSPA will be 76,500,000. The commitment of this investor under this agreement is $20,000,000. Under this agreement, First Fidelity will be paid a commission of 6% of the amount of each drawdown. The company may put shares to Alpha periodically under the CSPA. In return, Alpha is required to provide funds to the company.

     .    Selling shareholders on a delayed basis under Rule 415:

     . Use of Proceeds: The Company will receive no proceeds from this offering.

                                 RISK  FACTORS

          The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Significant Revenues Generation

          Generation of revenues by the company is essential to its continued existence. There is currently no guarantee that revenues will be forthcoming in substantial amounts. This would be the case if, for example, no web merchants signed up with the company. In spite of this risk, the company is endeavoring to lay the groundwork for generation of significant revenues in the very near future. However, no revenues from operations have yet been realized. If the company does not begin to generate substantial revenues, its continued existence is in question.

Lack of Significant Experience

          No one in the world has any significant experience in the PERFECT industry. It has never been attempted before. The name PERFECT has been created by eConnect. To date, we are the only company in the United States to be implementing Bank Eyes Only payments. To our best knowledge, other than ePayLatina, which is using the eCashPad in the Dominican Republic, there is no experience for credit card present Internet payments. The PERFECT industry is in the process of being developed by eConnect and the Bank Eyes Only system.

     With what we have developed to date, the senior staff of eConnect are very knowledgeable in the PERFECT industry but at the same time are just now implementing the usage of eCashPad originated Bank Eyes Only payments and to that end can be considered to not have significant experience within the Internet business of PERFECT.

          EConnect is the first company to enable consumers to swipe their credit card and their ATM card with PIN and make Bank Eyes Only payments. We are the first company to enable web merchants to receive credit card present payments and PIN entered same as cash ATM card/debit card payments. The senior staff of eConnect can be considered as experts in the PERFECT industry and are learning as we go, as this is completely uncharted territory.

          If this industry does not develop, or if unforeseen problems develop, an adverse impact could be felt by the company in its attempts to begin revenue generation.

Development Stage of Products May Affect Ability of Company to Succeed.

          The company is currently selling the eCashPad. The company's PocketPay will require significant additional investment in research and development and will require substantial additional resources. The eCashPad has met all necessary regulatory approvals (Federal Communicatons Commission and Underwriters Laboratories) and is now ready for mass market consumer sales.

          There can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed. In such event, investors in the shares may lose their entire cash investment. Also the company and its management do not have significant experience in the internet business, and in particular the on-line gaming business. The primary anticipated function of the eCashpad is to enable card with PIN and debit card with PIN payments, which will be the same as cash payments. These transactions will be used to pay bills, make charity donations and for impulse purchases due to incentives offered by web merchants. Such usage also will naturally evolve into regulated home gaming services that can be paid by an eCashPad originated transaction.

          Although eConnect will not be offering games to be played, the Company will provide the driving of home gaming originated wagers by ATM card and PIN and will be paid a service fee for such transactions.

          As a result of the fixed nature of many of the company's expenses, the company may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of the company's products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on the company's business, operations and financial condition.

Company Has Had Limited Revenue, History of Operating Losses, and Accumulated Deficit, and Expects Such Losses to Continue for the Foreseeable Future.

The company has had almost no revenue to date. Although the company has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations:
Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999, $107,147,099 for the fiscal year ended December 31, 2000, and $15,761,049 for the fiscal year ended December 31, 2001. At December 31, 2001, the company had an accumulated deficit of $164,662,671 (the majority of which resulted from stock issued for services totaling $105,076,983 during the last three years). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

          The company anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as the company is able to achieve adequate revenue levels. There can be no assurance that the company will be able to significantly increase revenues or achieve profitable operations. Failure to obtain additional capital, if needed, would have a material adverse effect on the company's operations.

Company Will Need Additional Financing to Implement its Business Plan and Such Financing May Be Unavailable or Too Costly.

          The company will be required to raise significant equity capital to fund its plan of operation; it has in place equity financing of $20,000,000 over the next 24 months. Recently, the company has been meeting its funding requirements through financing provided by Alpha Venture Capital, Inc. through loan advances made pending activation of a common stock purchase agreement between the company and this firm, dated December 8, 2000, in the commitment amount of $15,000,000. In addition, the company has been meeting its funding requirements through financing provided by Alliance Equities under a revolving $400,000 line of credit, provided in exchange for restricted common stock of the Company pursuant to an agreement dated March 5, 2001. There currently is no outstanding balance with Alliance. However, there is no guarantee that these funding sources will continue to be available in the future.

          The current funds available to the company, and any revenue generated by operations, will not be adequate for it to be competitive in the areas in which it intends to operate, and may not be adequate for the company to survive. Therefore, the company will need to raise additional funds in order to fully implement its business plan. The company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing. There is no assurance that the company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the company. If the company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilution on their percentage of stock ownership in the company.

          Pursuant to Section 5.11 of the CSPA with Alpha, dated October 6, 2001, the company cannot enter into any subsequent or further offer or sale of common stock or convertible securities convertible into common stock until July 31, 2002, or the expiration of the Commitment Period.
There can be no assurance that the marketplace will accept and utilize products that have been, or may be, developed by company.

          There can be no assurance that the eCashPad, as well as any other products successfully developed by the company, will ever achieve significant market acceptance. The degree of market acceptance of any products developed by the company will depend on a number of factors, including the establishment, demonstration of the efficacy of the product candidates and their potential advantage over alternative methods.

There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by the company. If not accepted, an investor's entire investment may be lost.

Risks Associated with eCashPad Production May Affect Distribution of eCashPads.

          The agreement under which the eCashPad was originally manufactured for the company only calls for an initial production run of 5,000 units, at a total cost of $80,000. The company has contracted to purchase 100,000 eCashPads from Asia Pacific Micro, Inc. Asia Pacific Micro has been contracted to manufacture the first generation eCashPad, which is a PS2 connection to a desktop computer and is proprietary to the company. The company has paid Asia Pacific Micro the sum of $2.8 million. The eCashPad is simply connected to the keyboard port on the desktop and the keyboard is connected to the eCashPad. In addition, the company recently signed a purchase agreement with 3Pea Technologies, Inc. ("3Pea"), for the purchase of 60,000 PAYPAD units.

          The 3Pea agreement offers the company substantial savings for the purchase of 60,000 PAYPAD units.

Approval of Regional ATM Networks for Use of eCashPad is Important in Securing a Market for this Product.

          Within the United States market, the company is working to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" Internet payment. Such network currently permit the usage of credit cards on their systems. Thus, a substantial part of the company's strategy is based on ATM card with PIN entry Internet payments, and the company may not receive bank approvals from the regional ATM card networks in the United States for such transactions. In such case, this payment system could not be used in the United States, which could substantially affect the prospects of the Company in this country. Even though this type of payment system has already been approved in the Dominican Republic and Ireland, and may be approved elsewhere outside the United States, the Company would expect that a substantial portion of its projected revenues would come from United States based transactions. The company is currently providing eCashPads in the Dominican Republic to facilitate both card-present credit card payments and ATM card with PIN Internet payments to Dominican Republic web merchants. The company is not currently active in Ireland.

No Assurance of Protection of Proprietary Information.

          Certain of the company's know-how and proprietary technology may not be patentable. To protect its rights, the company requires management personnel, employees, consultants, and advisors to enter into confidentiality agreements. There is no assurance, however, that these agreements will provide meaningful protection for the company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. The eCashpad is Patent Pending. The Patent Pending is held by ET&T, which has exclusively licensed it to the company. The EzyDepot is developed and patented and is exclusively licensed by ET&T to eConnect for global usage as is the PocketPay which has not been developed.

Competition In Internet Commerce May Affect Company's Ability to Attract Customers.

          The company anticipates substantial competition in the development of the PERFECT industry and the "Bank Eyes Only" internet application in particular. The company believes that the marketplace is large enough to absorb many competitor companies who may focus on ancillary aspects of the PERFECT industry such as the development of hardware or of merchant sign ups, rather than on the core business of the company which is the processing of transactions.

          Increased competition from e-commerce could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of the company's present and potential competitors are likely to enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If the company does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the company's business could be adversely affected.

Loss of Any Key Personnel May Affect the Ability of Company to Operate.

          The company's success is dependent upon the hiring of key personnel. None of the company's officers, directors, and key employees have an employment agreement with the company (the accounting manager does have an employment agreement with the company); therefore, there can be no assurance that these personnel will remain employed by the company after the termination of such agreements. Should any of these individuals cease to be affiliated with the company for any reason before qualified replacements could be found, there could be material adverse effects on the company's business and prospects. In addition, management has no experience is managing companies in the same business as the company.

Growth of Company Could Affect Management's Ability to Control Company.

          The company's future growth, if any, may cause a significant strain on its management, operational, financial and other resources. The company's ability to manage its growth effectively will require it to implement and improve its operational, financial, manufacturing and management information systems and to expand, train, manage and motivate its employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to research, product development and marketing and sales efforts without a corresponding increase in the company's operational, financial, manufacturing and management information systems could have a material adverse effect on the company's business, financial condition, and results of operations.

Limitations on Liability, and Indemnification, of Directors and Officers May Result in Financial Outlays by Company.

          The articles of incorporation and bylaws of the company provide for indemnification of officer or directors of the company. Such indemnification shall be for liability resulting from acts undertaken in an official capacity. In addition, the Nevada Revised Statutes provide for indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them.

Conflicts of Interest May Arise With Regard to Other Business Activities of the Directors.

          The directors of the company have other business interests to which they devote time. As a result, certain conflicts of interest may arise between the company and the directors which might not be susceptible to resolution. Any potential conflicts of interest will be resolved through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the company, any proposed investments for its evaluation. Potential conflicts existing include the fact that Mr. Hughes controls ET&T from which the technology surrounding the eCashPad, EzyDepot and PocketPay are licensed; the amount of $4,835,718 has been expensed as a bad debt owed by Mr. Hughes and ET&T to the company; and substantial consulting agreements have been entered into with Richard Epstein, who controls this company.

Lack of Cumulative Voting Will Affect a Shareholder's Ability to Elect a Board Member.

          Holders of the shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the company, and the minority shareholders will not be able to elect a representative to the company's board of directors.

Absence of Cash Dividends May Affect a Shareholder's Return on His Investment.

          The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Dilutive Effects

          In order to implement the CSPA, this registration statement includes shares that are being registered for the benefit of Alpha as a
Selling Shareholder. This amount represents approximately 9% of the authorized and issued capital of the company. As such, this offering may have a substantial dilutive effect on current shareholders.

Further Issuances of Shares

James Clinton, together with other individuals, were previously shareholders of the predecessor of the company. This group now has the right to maintain 10% control of the company, continued maintenance of this percentage control may require issuance of more shares or otherwise cause substantial dilution for shareholders.

Further Dilutive Effects

Further substantial dilution may be experienced by shareholders as a result of the following: ET&T's option under its license agreement to purchase up to 13,822,000 additional shares at an exercise price of $0.30 per share; the preemptive rights of James Clinton; the future issuance of 20,000,000 shares to Mr. Epstein in payment of money owed by the company under its debentures; the issuance of shares to Alpha pursuant to private equity lines entered into in September 1999 and December 2000; and the future issuance of a warrant to purchase 1 million shares to Mr. Egan in connection with his consultancy agreement.

Fees To Be Paid to ET&T

The host processing agreement between the company and ET&T will involve payment to ET&T of fees based on transactions initiated through gaming operators that use the company's service. These fees are set forth in the agreement. ET&T will receive either 10 cents per transaction or 10% of each transaction fee whichever is the larger and which is generated by an Bank Eyes Only payment as originated by an eConnect driven device whereby eConnect is the front end processor of the transaction. Difficulty of gaming operators to charge fees high enough to cover ET&T's fees and to make a profit may cause decrease in interest and utilization of the services of the company.

Sales by Selling Shareholders - No Proceeds to the Company

Sales may be made at any time and from time to time under this prospectus by selling shareholders. These will be conducted at then-current market prices. There can be no guarantee that after these sales are made at any given price, that such price will be maintained or increased. The company will not receive any proceeds from these sales.

Risk of Low Priced Securities May Affect the Liquidity of Company's Stock.

          The company's common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the
risks associated therewith.   The regulations governing low-priced or penny
stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Because of a Limited Public Market for Company's Securities, an Investor May Not Be Able to Liquidate the Shares Readily or at All.

          Prior to this offering, there has been only a limited public market for the shares of common stock being offered. The common stock of the company is currently quoted on the Over the Counter Bulletin Board; it was relisted on October 30, 2000 after trading on the National Quotation Bureau's Pink Sheets since being delisted from the Over the Counter Bulletin Board after the SEC trading suspension on March 13, 2000. Trading was suspended due to unusual marker activity in the stock which included a sharp rise in the stock.

          The market prices for the securities of technology companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by the company or its competitors, variations in the company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Failure to Maintain Market Makers by Company Could Affect the Stock's Liquidity.

          If the company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers after relisting on the Bulletin Board, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.

Shares Eligible For Future Sale

          All of the approximately 1,610,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Potential Status as a Pseudo California Corporation.

          Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors (under Section 708, cumulative voting is mandated), removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. Section 2115 does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders.

          Currently, all of the sales by the company come from sources outside the State of California and the company believes that more than 50% of its common stock is held by record holders residing outside California. Therefore, the company believes it is not subject to Section 2115.

Going Concern

The Company incurred a net loss of approximately $19,536,254 for the fiscal year ended December 31, 2001. The Company's current liabilities exceed its current assets by $10,846,645 as of December 31, 2001. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products and create their respective markets to generate future revenues. The Company will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The company's auditors have issued a "going concern" opinion. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Potential Depressive Effect to Market Price of Securities

          When the puts under the CSPA are exercised by the company, the shares will be purchased by Alpha at a discount to the market price. This may have a depressive effect on the overall market for the shares of the company. This is especially true when one considers that at the time of any puts, the company will be at its greatest financial need and may already be vulnerable to downturns in the share market price.

Potential Risks Associated with Multiple Lawsuits

          The company is currently in the midst of multiple lawsuits and other legal activity. These lawsuits are being actively defended and reasonable settlements and culminations are being aggressively sought. If, however, these efforts are not successful or achieve only limited success, substantial harm could occur to the company as a result of these lawsuits.

                                USE OF PROCEEDS

     The company will not receive any proceeds from this offering. The 76,500,000 shares registered on behalf of Alpha Venture Capital, Inc. were previously sold. Proceeds of this sale to Alpha under the equity line will be used for working capital and for general corporate purposes. These purposes may include such items as purchasing eCashPads, marketing and continued technological development. No specific amounts can be allocated to any of these potential expenditures at this time.

                              SELLING SHAREHOLDERS


          Selling shareholders will be offering a total of 182,783,068 shares of common stock of the company, as follows (these restricted shares were issued in connection with consulting services rendered to the company and various loans made to the company):



------------------------------------------------------------------------------------------------------------------------------------
                                                           Amount Offered for
                                Amount  Beneficially      Selling Shareholder's      Amount  Beneficially     Percentage Ownership
Name of Selling Shareholder   Owned Prior to Offering            Account             Owned After Offering     After Offering /(1)/
------------------------------------------------------------------------------------------------------------------------------------
Alpha Venture Capital, Inc. /(3)/    76,500,000                 76,500,000                       0                     0
Richard Epstein /(2)/                80,700,000                 69,875,716              13,824,284                  1.63
Mark Ninci                              800,000                    800,000                       0                     *
Bryan R. Bagdady                        600,000                    600,000                       0                     *
Terry Roslington                      5,882,352                  5,882,352                       0                     *
Jerry Van De Brug                       800,000                    800,000                       0                     *
Heather Brady                           100,000                    100,000                       0                     *
Quinn Brady                             625,000                    625,000                       0                     *
Laurie Jayne Yapel Manzanares           200,000                    200,000                       0                     *
Steve McRae                             200,000                    200,000                       0                     *
Elle Travis                             400,000                    400,000                       0                     *
David Weiler                          3,000,000                  3,000,000                       0                     *
Charles Yourshaw                      2,200,000                  2,200,000                       0                     *
Americlaim                              562,500                    562,500                       0                     *
Mallard Management                      562,500                    562,500                       0                     *
John Burke                               50,000                     50,000                       0                     *
Gordon Gisser                           100,000                    100,000                       0                     *
Perro Corp                            6,000,000                  6,000,000                       0                     *
Mike Sitrick                          7,000,000                  7,000,000                       0                     *
William Haseltine                       850,000                    850,000                       0                     *
Dave Ninci                              150,000                    150,000                       0                     *
Chris Jensen                            500,000                    500,000                       0                     *
Don Yarter                              500,000                    500,000                       0                     *
Jackie Robinson                       3,500,000                  3,500,000                       0                     *
Mark Ninci                              800,000                    800,000                       0                     *
Rick Wilson                           1,025,000                  1,025,000                       0                     *
TOTAL                               193,607,352                182,783,068                       0                     0
* Less than 1%.
------------------------------------------------------------------------------------------------------------------------------------

/(1)/  Based on the total issued and outstanding common stock of
as of              .

/(2)/ The amount owned by this selling shareholder represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm.

/(3)/ The amount owned by this selling shareholder includes 76,500,000 shares purchased under the CSPA. Alpha is deemed an underwriter for this offering in connection with the resale of that stock.

                              PLAN OF DISTRIBUTION

Registration under this Offering.

        182,783,068 shares of common stock of the company will be sold pursuant to the terms of this prospectus. Shares outstanding prior to this offering:
843,676,353, 2002. The shares will sold as follows:

     . Shares to be offered under a common stock purchase agreement ("CSPA") with Alpha, at 85% of the market price on the put date will total up to 76,500,000. The commitment of this investor under this agreement is $20,000,000. Under this agreement, First Fidelity, who is acting as an agent for Alpha, will be paid a commission of 6% of the amount of each drawdown. The company may put shares to Alpha periodically under the CSPA. In return, Alpha is required under the CSPA to provide funds to the company. Alpha is an underwriter of this offering.

     .    Selling shareholders on a delayed basis under Rule 415:              .

     . Use of Proceeds: The Company will receive no proceeds from this offering.


          There can be no assurance that any of these shares will be sold. Other than as set forth above, no commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares.

Selling Shareholders.

(a)  Manner of Sales; Broker-Dealer Compensation.

          The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

     .    Ordinary brokers' transactions;

     . Transactions involving cross or block trades or otherwise on the Bulletin Board;

     . Purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

     . "At the market" to or through market makers or into an existing market for the company's common stock;

     . In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

     . Through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

     .    In privately negotiated transactions;

     .    To cover short sales; or

     .    Any combination of the foregoing.

          The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

          From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

          From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder. Such selling shareholders will not be able to use this prospectus unless and until a post-effective amendment is filed, naming those individuals, and is declared effective.

          Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(b)  Filing of a Post-Effective Amendment In Certain Instances.

          If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

     .    The name of each broker-dealer involved in the transaction.

     .    The number of shares of common stock involved.

     .    The price at which those shares of common stock were sold.

     . The commissions paid or discounts or concessions allowed to the broker-dealer(s).

     . If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

     .    Any other facts material to the transaction.

(c)  Certain Persons May Be Deemed to Be Underwriters.

          The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(d)       Regulation M.

          The company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

          During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

          The company will make available to each offeree, prior to any issue of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

          Each person desiring to purchase Shares must complete, execute, acknowledge, and delivered to the company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company.

                               LEGAL PROCEEDINGS

          Other than as stated below, the company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened:

1.   Laurel Belkin and David Greenstein v. eConnect, et al. CV 01-06526 RSWL
     (FMOx); filed on July 15, 2001, in the United States District Court for the Central District of California. The plaintiffs allege violations of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. The relief sought is not specified.
2. Donald Clark v. eConnect, Inc., et al. CV 01-10249; filed October 25, 2001, in the Superior Court of the State of California. The plaintiffs allege violations of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. The relief sought is $25,000, as well as punitive damages and attorneys fees.
3. Howard L. and Joyce C. Fryett v. eConnect, Inc., et al. CS-01-0279-RHW; filed August 29, 2001 in the United States District Court for the Eastern District of Washington. The plaintiffs allege violations of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. The relief sought is not specified.

4.        In a complaint filed on March 23, 2000 (Securities and Exchange
                                                  -----------------------
     Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV 00 02959
     -------------------------------------------
     AHM (C.D. Cal.)), the SEC alleged that since February 28, 2000, the company issued false and misleading press releases claiming: (1) the company and its joint venture partner had a unique licensing arrangement with PalmPilot; and (2) a subsidiary of the company had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards, caused a dramatic rise in the price of the company's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The SEC suspended trading in the company's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days (trading resumed on the Pink Sheets LLC on March 27, 2000). The complaint alleges that despite the trading suspension and the SEC's related investigation, the company and Mr. Hughes continued to issue false and misleading statements concerning the company's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against the company and Mr. Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the anti-fraud provisions of that act) and assessing civil penalties against them.


          On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the company and Mr. Hughes, from committing violations of the antifraud provisions of the federal securities laws. The company and Mr. Hughes consented to the temporary restraining order.

                   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                              AND CONTROL PERSONS

          The names, ages, and respective positions of the directors, executive officers, and key employee of the company are set forth below. The directors named below will serve until the next annual meeting of the company's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs. There are no other promoters or control persons of the company. There are legal proceedings involving two of the directors of the company.

Thomas S. Hughes, Chief Executive Officer/Director.

          Mr. Hughes, Age 52, has been Chief Executive Officer and a Director of the company since March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions & Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications. Mr Hughes also serves as a director of Kanakaris Communications. Mr. Hughes devotes his full time to e-Connect. ET&T is presently dormant while waiting on the full implementation of the Bank Eyes Only system and will then construct a business service agreement with eConnect as regards the application of sending cash to email recipients by the usage of the eCashPad and the ATM card with PIN.

          The Company currently has no Chief Financial Officer. Failure of the company to have a full time CFO could result in delays in financial decisions. The duties normally performed by such a person are now undertaken as follows. The financial reporting and accounting functions are initially performed by Marylou Garcia. Subsequently, data is reviewed by George Brenner, an outsourced accountant for the Company.

Jack M. Hall, Secretary/Director.

          Mr. Hall, age 72, is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the company. Mr. Hall joined the company as Secretary and a Director in March 1997.

Laurence B. Donoghue, Director.

          Mr. Donoghue, age 55, is an attorney as well as a computer professional. He was awarded a Juris Doctor degree at George Washington University in Washington, D.C. in 1971. In December 1997, Mr. Donoghue founded and incorporated an Internet marketing consulting business call Adweb Communications. In July 1998, Mr. Donoghue also opened his own practice of law, founding the Law Offices Of Laurence B. Donoghue. Mr. Donoghue continues to operate both enterprises. From 1975 to 1998, Mr. Donoghue built a successful prosecuting career in the Los Angeles County District Attorney's Office as a Deputy District Attorney. From 1980 to 1998, Mr. Donoghue worked as an Adjunct Professor at Law at Trinity University School of Law. Mr. Donoghue became a director in 2000.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of Feburary 8, 2002 (581,718,521 issued and outstanding) by (i) all stockholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the company, individually and as a group:

-------------------------------------------------------------------------------------------
                     Name and Address of        Amount and Nature of
Title of Class      Beneficial Owner           Beneficial Owner          Percent of Class
-------------------------------------------------------------------------------------------
Common Stock        Richard Epstein, 12147         83,700,000/(1)/             4.35%
                    Northwest 9th Drive, Coral
                    Springs, FL 33071
-------------------------------------------------------------------------------------------
Common Stock        Thomas S. Hughes, 2500            600,000                    *
                    Via Cabrillo Marina, Suite
                    112, San Pedro, CA 90731
-------------------------------------------------------------------------------------------
Common Stock        Jack M. Hall, 2500 Via            600,000                    *
                    Cabrillo Marina, Suite 112,
                    San Pedro, CA 90731
-------------------------------------------------------------------------------------------
Common  Stock       Laurence B. Donoghue,             510,000                    *
                    2500 Via Cabrillo Marina,
                    Suite 300, San Pedro, CA
                    90731
-------------------------------------------------------------------------------------------
Common  Stock       Shares of all directors,        1,710,000                    *
                    executive officers, and
                    key employees as a group
                    (3 persons)
-------------------------------------------------------------------------------------------

(3) The amount owned by this selling shareholder represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm.

* less than 1 per cent
                                       21

                            DESCRIPTION OF SECURITIES

General Description.

          The securities being offered are shares of common stock. The authorized capital of the company consists of 850,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

     . have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     . are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     . are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares of common stock do not have any of the following rights:

     .    special voting rights

     .    preference as to dividends or interest

     .    preemptive rights to purchase in new issues of shares

     .    preference upon liquidation, or

     .    any other special rights or preferences.

          In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. The company does not have any preferred stock authorized in its articles of incorporation.

Non-Cumulative Voting.

          The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

          The company does not currently intend to pay cash dividends. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

          A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the company in making its decision.

Transfer Agent.

          The company has engaged the services of Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, to act as transfer agent and registrar.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

          The articles of incorporation of the company provide that no Director or Officer of this company shall be liable to the company or its stockholders for any breach of fiduciary duty as Officer or Director of this company. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.

Indemnification.

     *    Articles of Incorporation.

          The articles of incorporation of the company provide that all expenses incurred by officers or directors in defending a civil or criminal action, suit, or proceeding, must be paid by this company as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of the company.

     *    Bylaws.

          The bylaws of the company provide the following with respect to indemnification:

          Each indemnitee of the company shall be indemnified and held harmless by the company for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any proceeding. Indemnification pursuant to this section shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The company may, by action of its board of directors, and to the extent provided in such action, indemnify employees and other persons as though they were indemnitees. The rights to indemnification as provided shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of the company's articles of incorporation or bylaws, agreement, vote of stockholders or directors, or otherwise.

          The company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not the company has the authority to indemnify him or her against such liability and expenses.

          The other financial arrangements which may be made by the company may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of the company's assets, and
(d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the company or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the company. In the absence of fraud:

     . the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     . the insurance or other financial arrangement is not void or voidable; does not subject any director approving it to personal liability for his action; and even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     *    Nevada Revised Statutes.

     . NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

          (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     . NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

          (1)   Any discretionary indemnification under NRS 78.7502 unless
                                                        -----------
ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (i)   By the stockholders;

          (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          (2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          (3) The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:
-----------

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     . NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

          (1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          (2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (i)   The creation of a trust fund.

          (ii)  The establishment of a program of self-insurance.

          (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (iv)  The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          (3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

          (4)   In the absence of fraud:

          (i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (ii)  The insurance or other financial arrangement:

                (A)   Is not void or voidable; and

                (B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          (5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

Undertaking.

          The company undertakes the following:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      ORGANIZATION WITHIN LAST FIVE YEARS

          The names of the promoters of the company are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the company in such capacity.

                            DESCRIPTION OF BUSINESS

Business Development

          On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation was executed by an authorized signatory of each company. On May 21, 1999, the merger of the two companies was approved by a majority of the shareholders. Effective on June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the company from the State of Missouri to the State of Nevada. This also resulted in the change of the fiscal year end from August 31 to December 31. On June 4, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the company to "eConnect" and increasing the number of authorized common shares to 100,000,000.

          On August 23, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 200,000,000. On November 22, 2000, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 300,000,000. On July 16, 2001, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 500,000,000. On January 20, 2002, a Certificate of Amendment of Article of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 700,000,000. On March 5, 2002, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 750,000,000.

Business of Company

          The business of eConnect is to develop and profit from the PERFECT industry. Personal Encrypted Remote Financial Electronic Card Technologies is simply the usage of hardware (terminals) from remote sites such as a home, to pay web merchants by swiped credit cards, ATM cards with PIN (personal identification numbers) and smart cards. The PERFECT system is now complete as regards to the service of eCashPad credit card present payments to web merchants. Sixty web merchants had begun their participation as of April 15, 2002. The PERFECT system consists of a home terminal, the eCashPad, which the consumer will use to swipe their credit card, and the Merchants Integration Kit which the web merchant needs to install. The payment of eCashPad ATM card with PIN payments is in development. The initial usage of the eCashPad as a home terminal is to enable consumers to swipe their credit card, which will result in a credit card present payment to the web merchant and is anticipated to lower the discount rate. The same terminal can be used to swipe an ATM card and enter a PIN which will result in a "point of sale" same as cash payment to the web merchant. The future emphasis of the company will be on facilitation of ATM card with PIN payments, although credit card present transactions will continue to be substantial.

          The company has had no revenue from operations to date. Although it has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations: Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999, $107,147,099 for the fiscal year ended December 31, 2000, and $15,761,049 for the year December 31, 2001. At December 31, 2001, the company had an accumulated deficit of $164,662,671 (the majority of which resulted from stock issued for services totaling $105,076,986 during the last three years). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

          The capability of accomplishing PERFECT same as cash payments by ATM card with PIN and debit card with PIN and smart card payments will effect Internet global business to business and consumer to business transactions. The concept that "cash is king" now applies for the first time to Internet commerce which until now has been limited to credit card transactions. eConnect will rely on the creation of agreements with ATM card networks in order to utilize this aspect of the eCashPad. To date, no such agreements exist.

          Many consumers who do not have credit cards will now be able to use their eCashPad and effect PERFECT same as cash payments to web merchants who today are basically limited to being paid by credit and not real time cash.

          The on going discussions that the Company has had with many businesses who have a web presence, leads us to believe that the usage of the eCashPad to send cash donations, wagers, impulse purchases and bill payments will greatly simplify back room accounting for industries ranging from mortgage to insurance to home Off Track Betting.

          eConnect will generate operating revenues by charging fees per PERFECT payment. These transaction fees will be lower than those currently paid by the merchant.

          The transaction flow of a Bank Eyes Only credit card swiped transaction begins with the eCashPad, which allows an individual to make a payment to a web merchant's site. Then, eConnect the front end processor, routes the transaction to certified credit card gateway processors such as Verisign and ePayments. It is further routed to the back end processor of the transaction who then settles the transaction with Banks that have agreed to charge a low discount rate to the merchant when it is being paid by an eCash Pad card present transaction.

          These eCashPad originated transactions will be regarded as credit card present and the bank acquirer will then charge the web merchant a lower discount fee than what is presently charged to the merchant when they are being paid by a standard non credit card present payment.

          Web merchants will pay eConnect a flat fee of 50 cents to provide the Bank Eyes Only service plus they will pay the lower discount rate to the acquirer bank. Adding in the chances of reduced fraud and charge backs plus the lower discount rate, the overall cost of a Bank Eyes Only payment is an efficient system; for the merchant. The Company is also generating nominal revenues on the sale of the eCashPad at $59.95.

          Since August 21, 2001, eConnect has in effect been in business as it has a full Bank Eyes Only service system to offer both merchants and consumers, and has engaged a direct commission sales staff to begin contacting merchants to sell them on adding the eConnect Bank Eyes Only solution at their web site.

          Two key incentives for the Internet merchants are:

          1. A lower Discount Rate charged to them by VISA/MasterCard for receipt of card present (swiped) credit cards rather than card typed transactions.

          2. The ability to be paid by an ATM card with PIN or debit card with PIN same as cash Internet payment.

          Our service agreement is with First American Payment Systems who will be acquiring the credit card swiped Bank Eyes Only payments and will be charging the web merchants a lower discount rate based on the credit card being first swiped by the consumer and the magnetic strip read by the eCashPad. This is a first for Internet commerce.

          The key incentives for the consumer are:

          1. A far safer credit card transaction as the financial data is being sent directly to the bank system and is not seen nor stored at the web merchants site and can therefore not be stolen by hackers.

          2. Merchant Incentives to pay by cash.

          3. Speed, ease and convenience of eCashPad terminal originated electronic payments.

          Bank Eyes Only credit card payments can only be accomplished by a terminal that reads the magnetic strip of the credit card and ATM card with PIN payments, or cash to the web merchant can be accomplished with a terminal that reads the magnetic strip of the ATM card or debit card.

          The eCashPad is a full service terminal that has been developed and is now available for sale by eConnect for home and office usage to effect PERFECT payments. The PocketPay is a mobile wireless eCashPad that can also double as a phone and has not yet been developed.

          The eCashPad is now in operation and has been used to effect product purchases over the Internet by card present credit card transactions. Efforts are underway to expand its usage to complete bill payments as the service of ATM card with PIN same as cash payments becomes available. The Company has received a proposal from an ATM card network to begin a Pilot to test ATM card with PIN Internet transactions. This Pilot will consist of 60-100 eCashPads making payment to 2 to 3 Bank Eyes Only web merchants. At the conclusion of a successful Pilot, the ATM card Network will then authorize the usage of ATM card with PIN eCashPad transactions within their network.

          The eCashpad is a proprietary product of the company. The PocketPay does not yet exist. Bank Eyes Only is a proprietary service of the company.

          The principal offices of the company's are located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731. The telephone number for the company is (310) 514-9482.

          Acquisitions by Company.

          (a)  PowerClick, Inc.

          On February 9, 2000, the company acquired 50% of the outstanding capital stock of PowerClick, Inc., a Nevada corporation, in consideration of $1,200,000 cash and 8,000,000 shares of the company's common stock valued at $1,300,000 for an aggregate 50% investment of $2,500,000, which is principally comprised of goodwill. PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.

          On October 21, 2000, the company and PowerClick agreed to a settlement of the actions between the parties and a mutual release, as follows: The company agreed to purchase an additional 30% of PowerClick (giving a total ownership to the company of 80%) in exchange for:

    . conversion of the 6,000,000 restricted shares of company's common stock currently held by PowerClick into freely trading shares of the company;

    . the issuance to PowerClick of warrants for the purchase of 4,000,000 shares of freely trading common stock of the company (exercisable at $1.00 per share until October 21, 2003;

     .    capping the cash portion of the original acquisition as $750,000; and

     .    decreasing the value of the transaction to $2,050,000.

          The company has made the determination not to acquire the additional 30% of PowerClick. Therefore, the company cancelled the warrants for the 4,000,000 shares of common stock; the remaining portions of the settlement have already been completed. Subsequently, in the second quarter of 2001, the Company has written off its entire investment in Powerclick.

          (b) National Data Funding Corporation.

          On May 22, 2000, the company entered into a non-binding letter of intent with National Data Funding Corporation to acquire 100% of this company's common stock and later spin it off in a publicly trading company and retaining a 25% ownership. National Data Funding Corporation is a company that will provide eCashPad distribution, encryption, and maintenance. National Data Funding Corporation will also provide full merchant processing for all credit and debit cards in support of eFunds-United States.

          In connection with the letter of intent, the company has deposited (non-refundable) $250,000. The letter of intent requires the company to pay the stockholders of National Data Funding Corporation $10,000,000 and 10,000,000 restricted shares of the company's common stock in exchange for 100% ownership, and contribute to National Data Funding Corporation $1,000,000 and 1,000,000 shares of the company's common stock for working capital. The Letter of Intent, dated June 2, 2000, originally expired on September 1, 2000 but was extended by oral agreement of the parties to a closing date of October 31, 2000.

          On October 29, 2000, the company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the company to pay the stockholders of NDFC 10,000,000 shares of the company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the company's common stock for working capital. Pursuant to the NDFC Agreement, the company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the company will retain approximately a 28% ownership. The company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the company did not complete the terms of the NDFC Agreement within the extension date, and the $250,000 deposit was forfeited.

                                PLAN OF OPERATION

Twelve Month Plan of Operation.

         The Company has now completed the full end to end Bank Eyes Only System which refers to the deployment of working eCashPads effecting card "present" transactions over the Internet. These transactions are initially received by the "Bank Eyes Only" System and then routed to certified credit card gateway processors including VeriSign and ePayments processing.

         Initially, the Company licensed software from Connex but soon realized that it did not need such an extensive software support system. A complete in-house solution has since been developed called the Bank Eyes Only ("BEO") system. Currently, the Company has completed version 1.0 of the BEO System, which allows merchants to receive transactions from consumers using the eCashPad. To date, the Company has 34 BEO processing agreements with merchants and 10 merchants have installed or are using the service of BEO.

         The Company's web site is: www.econnectholdings.com. On November 1st, 2001, the Company began distribution of the eCashPad. The eCashPad is presently being sold for $59.95. In connection with Company promotions, many eCashPad have been given away or discontinued.

Twelve Month Plan of Execution

         The company's eCashPad product and BEO processing service is positioned effectively to take advantage of market needs for secure internet payments. The company believes that "Bank Eyes Only" transaction processing system will effectively address Internet consumers' concerns regarding personal and financial information security. The company has published the "Bank Eyes Only" Web merchant install download documentation. Many web merchants are joining the growing numbers of those with the capability of accomplishing "Bank Eyes Only" transactions. This is constantly adding more "Bank Eyes Only" accessible web merchants and is increasing the monthly usage of the eCashPad.

         The marketing strategies for the organization are to acquire merchants through internal profession sales force, external distributors, and managed resellers; and acquire consumers through direct distribution, retail, and managed resellers.

         In addition, the company has structured a networking approach for mass market consumer participation in finding "Bank Eyes Only" merchants along with sales teams to sign on local web merchants. Using a revenue sharing plan from the flat fee, the company will incentivize private labels of eCashPads with expected advertising and marketing of private label eCashPads by the vendors to their consumer base. Further registration of "Bank Eyes Only" web merchants will likewise be pursued by a team of specialists to be assembled who understand a specific industry such as phone, cable or collections. These team of specialists will develop the pertinent "Bank Eyes Only" application for that industry and will cultivate strategic alliances within their specific industry. The company is projecting an average transaction revenue of 50 cents per usage which is charged to the web merchant.

         The company envisions the usage of the eCashPad to affect Internet cash wagers by either ATM card with PIN or by on March 13, 2002, chip card payments. The Company formed a subsidiary called eGS, Inc. on March 13, 2002 to exploit this market. eGS will provide support services for Internet companies offering games of skill and games of chance whereby players may use their eCashPad with ATM card and PIN entry to effect on line cash transactions. eGS is being spun off by the Company to shareholders as of the record date in order to maximize shareholders value. The stock dividend will occur on May 15, 2002.

         The Company expects to obtain the additional service of ATM card from capital investments and revenues with PIN entry (debit over the internet) transactions during the second quarter of 2002. The Company has no agreements with ATM card networks to date; however, representatives from STAR ATM card network have sent eConnect a proposal to begin a pilot program. Currently, the Company is seeking a Star member acquiring financial institution to sponsor a web merchant that will receive an ecnrypted PIN-entered on line Internet transaction. The Company is diligently working on this and is in discussions with various financial institutions. Until the Company obtains a STAR member sponsor bank formally sponsoring the web merchants, the proposed pilot will not start. Investors are cautioned against attributing undue certainty to management's assessments.

Capital Resources

         The company expects to obtain enough cash from capital investments and revenues for its operations and business plan over the next twelve months. Commitments from Alpha over that period include approximately $13,500,000. The company will from time to time elect to access equity funding from Alpha. The company expects to continue and increase production of revenues over the next 12 months from sales of eCashPads and BEO Processing services. The Company will raise additional equity funding if necessary.

         All recent acquisitions have been wound down, and no further expenses are expected to occur in connection with any of these. The company has written off investments in Power Click and Top Sports that totaled $2,500,000. Nothing that results from these transactions is expected to have any adverse effect on the business plan of the company or its core operations.

Definitions

         "Bank Eyes Only" refers to a direct Internet connection between the consumer's terminal and the company's bank card authorization system by which the consumer will order an item from an Internet merchant, but the credit card data or ATM data will go directly through the Company's server to the bank, bypassing the merchant. Thus, this service will enable customers to pay for Internet purchases, bill payments and other types of transactions from home by physically swiping either credit cards or ATM cards with PIN entry. "Bank Eyes Only" transactions are processed over the Internet without the cardholder account information being stored at the merchant's web site, nor does the merchant have access to the consumer's bank card information.


         "eCashPad" refers to the smart card and magnetic stripe card read/write terminal with encrypted PIN entry utilized for remote capture of transaction authentication. The reader utilizes USB to connect to a Personal Computer running the windows operating system. The reader is compliant with International Standards Organization requirements for magnetic stripe and smart card payment capture.

Forward Looking Statements.

         This report contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The company disclaims any intent or obligation to update "forward looking statements."

                             DESCRIPTION OF PROPERTY

          The company owns approximately $228,000 of miscellaneous office furniture and equipment, including computers. In San Pedro, the company leases a total of 8,777 square feet of office space, with leases expiring on various dates up to April 30, 2003. The lease agreements call for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2001, total rent expense for the leased facility approximated $168,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During the past two fiscal years, certain transactions which occurred between the company and its officers, directors and five percent or greater shareholders are set forth below. With respect to each such transaction, the company believes that the terms of each transaction were approximately as favorable to the company as could have been obtained from an unrelated third party:

         (a) On June 30, 2000, the Company granted to Alliance Equity a warrant covering the purchase of 1,400,000 shares of common stock, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002. The Company was charged $716,139 for this grant, and is reflected in the Finance Fees section of the financial statement. b) On August 22, 2000, the Company granted to Richard Epstein in repayment of previous sums loaned to the Company in 2000 (totaling $1,336,366), as follows: (1) a warrant covering the purchase of 3,000,000 shares of common stock, exercisable at $0.25 per share from September 30, 2000 through September 30, 2003; a net charge to the Company's Finance Fees of $1,611,424 was recorded; (2) a warrant covering the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; a net charge to the Company's Finance Fees of $1,272,021 was recorded; and (3) a warrant covering the purchase of 2,000,000 shares of common stock, exercisable at 50% below the closing bid price on the date of exercise from August 22, 2000 through December 31, 2001; a net charge to the Company's Finance Fees of $1,071,974 was reflected in its financial statement. All the above warrants have been issued, and to date, the warrant to purchase 2,000,000 shares at 50% below the closing bid price has been exercised for $85,000.

         In payment of the amount of $1,336,366, and a further amount of $316,634 loaned to the company in the first quarter of 2001, the company (in addition to the issuance of the warrants) issued a debenture in the principal amount of $1,653,000 (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share). Due to a decline in the market price of the shares of the Company, this agreement has been renegotiated to reflect the prevailing market price at the time of issuance. Consequently, an additional 20 million shares were issued to Epstein, as full payment of the monies owed by the Company pursuant to the debentures. This resulted in a net charge to the Company's Interest expense of approximately $173,000. c) On December 15, 2001, the options as described in (a) and (b) above have been repriced at an exercise price of 50% below market value. The cost of this to the Company is $88,400.

         (b) As of December 31, 2001, advances on equity funding line totaling $50,000 relates to advances from Alpha Venture Capital, Inc. related to the Regulation D Common Stock Private Equity Line Subscription Agreement. The advances are due on demand and bear no interest. The Company plans on converting these advances as a draw on the Regulation D Common Stock Private Equity Line Subscription Agreement in fiscal year 2002.

         In September 1999, the Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the Company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the Company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the Company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. In October 2000, the Company was granted a one-year extension on its Subscription Agreement with one automatic six-month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the Company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw.

         As of December 31, 2000, the Company has drawn $7,773,000 of the available $10,000,000, and issued approximately 22,900,000 and 6,600,000 of shares of its common stock in conjunction with this Subscription Agreement during fiscal years 2000 and 2001, respectively, of which approximately 6,600,000 of these shares were held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,000 shares of the Company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the Company's common stock at December 31, 2000. As of December 31, 2000, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from this Subscription Agreement for approximately $2,331,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

         In December 2000, the company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha. The Subscription Agreement No. 2 entitles the company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the company to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2. As of December 31, 2001, the Company has drawn $1,316,617 of the available $15,000,000, and issued approximately 20,389,000 of shares of its common stock in conjunction with Subscription Agreement No. 2 during fiscal year 2001. During fiscal year 2001, Alpha exercised approximately 4,000,000 warrants of the total granted related to both Subscription Agreements, yielding an additional $160,000 to the Company.

In October 2001, the Company entered into an additional Regulation D Common Stock Purchase Agreement ("Subscription Agreement No. 3") with Alpha. Subscription Agreement No. 3 entitles the Company to draw funds up to $20,000,000 from issuance of its common stock for an amount equal to 85% of the market value for the five business days immediately following the draw request date, expiring in October 2002. Simultaneous with the execution of the Agreement, the Company is required to deliver one hundred five million (105,000,000) shares of Common Stock to the Escrow Agent to be held in Escrow, pursuant to the terms of the Escrow Agreement. Subscription Agreement No. 3 requires the Company to file a registration statement on Form SB-2 with the Securities and Exchange Commission ("Registration Statement") for the registration of common stock for future issuance related to the Agreement. Subscription Agreement No. 3 also requires the Company to issue warrants amounting to 10,500,000 fully paid and non-assessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price per share of an amount equal to the lesser of (a) $0.07 or (b) eighty-five percent (85%) of the average of the five (5) closing bid prices following the effective date of the Registration Statement (the "Exercise Price"). The Company is assessed a placement fee, as provided within Subscription Agreement No. 3, for funds drawn, which is equal to 6% of each draw." There were approximately 63,271,000 shares issued in 2001 for $1,109,000.

         (c) On June 16, 2001, the company entered into a purchase agreement with 3Pea Technologies, Inc., a company controlled by Mark Newcomer, the son-in-law of Thomas Hughes, president of the company. Under this agreement, the company agrees to purchase from 3Pea 60,000 PAYPADs. The PAYPAD is a USB hybrid card reading pad which will include, after full packaging by 3Pea, the following items: (1) a four-color printed box; (2) a user instruction manual running approximately seven pages; (3) a printed compact disk containing the necessary proprietary software drivers enabling the PAYPAD to communicate with the host computer; and (4) appropriate designations demonstrating classification approval by relevant licensing bodies, including the U.S. Federal Communications Commission and the Underwriters' Laboratory. This Agreement will expire by its own terms six months from its date of execution.

         (d) In February 2002, the board of directors of eConnect passed a resolution granting ET&T super-voting rights in keeping with the original formation of eConnect in February 1997. This allows ET&T, which is controlled by Thomas S. Hughes, president, director, and shareholder of the Company, to have a controlling vote on issues before the Board of Directors.

         (e) In March 2002, eGS, Inc. ("eGS"), a wholly owned subsidiary of eConnect, Inc., was formed with 35,000,000 shares of common stock authorized with a par value of $0.001. eGS plans to raising $7,500,000 in capital through a private placement. However, there is no certainty as to the ability to raise such capital in the future. On March 3, 2002, the Company made an announcement that its shareholder will receive 1 share of stock in eGS based upon each 100 shares of common stock held in eConnect be issued to shareholders of record as of April 3rd, 2002. The focus of eGS is to provide services for future usages of State-regulated home Internet games. The games will be provided by state licensed gaming providers. eGS will provide the support services for the state regulated internet gaming companies. eConnect will support eCashPad originated PIN debit and smart card transactions facilitated through eGS.

         (f) In February 2002, the Company issued, 76,500,000 shares of its common stock to Alpha Venture Capital Inc. related to Subscription Agreement
No. 3 which was placed in escrow for future advances on the equity funding line, as discussed in Note 7.

         (g) In February 2002, the Company issued 23,200,000 shares of common stock to Alliance Equities, (an entity controlled by Mr. Epstein who is also a significant stockholder of the Company) in exchange for $173,600, net of offering costs of $327,500.

         (h) In February 2002, the Company issued 6,800,000 shares of its common stock related to Alliance Equities related to the exercise of warrants with an exercise price of $0.01

         (i) In February 2002, the Company issued 40,519,528 shares of its common stock to Richard Epstein, a significant stockholder of the Company, in satisfaction of advances from Alliance Equities of $300,000 and $183,000, net of offering costs of $173,754.

         (j) In February 2002, the Company issued 10,000,000 shares of common stock in satisfaction of promissory notes payable to an individual totaling $238,050, including accrued interest of $37,250 from fiscal year 2001 and interest expense of $125,800 related to fiscal year 2002.

         (k) In January of 2000, the Company entered into a Consulting Services Agreement with Richard Epstein, a significant shareholder of the Company. Mr. Epstein has agreed to assist the Company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the Company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In February 2001, the Company issued Mr. Epstein 15,000,000 shares of its common stock, 5,000,000 of which satisfied the liability of $983,475, with the remaining portion recorded as prepaid consulting services of $1,966,950 which has been fully expensed as of December 31, 2001.

         (l) In February 2000, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the Company for a period of 2 years in exchange for 300,000 shares of the Company's common stock monthly for a total of 7,200,000 shares. The Company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During the year ended 2000, the Company issued a total of 1,050,000 shares of the its common stock in advance of such services having been rendered. Accordingly, the Company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances as of December 31, 2000. During 2001, the Company issued an additional 1,800,000 shares of common stock to Mr. Epstein for consulting services rendered during this period and recorded consulting expenses of $2,179,980 for the year ended December 31, 2001. As of December 31, 2001, the Company has expensed all prepaid consulting services reflected as of December 31, 2000 totaling $1,271,655.

         (m) In July 2001, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to target, locate and bring to the Company 10 strategic allies per year in respective industries related to PERFECT transactions in exchange for 15,000,000 shares of the Company's common stock and recorded consulting expenses totaling of $849,150 for the year ended December 31, 2001.

         (n) During the fiscal year 2001, the Company issued 51,168,462 shares of common stock to satisfy balances due Mr. Epstein, a significant shareholder of the Company, and Alliance Equities ("Alliance"), a Company controlled by Mr. Epstein, totaling $3,043,317, including interest of $681,951.

         (o) In December 2001, the Company issued 7,504,724 shares of common stock to Alliance for interest totaling $111,220.

During the year-ended 2000, the Company issued 3,300,000 shres of its common stock totaling $3,966,630.

         (p) In May 2001, the Company issued 3,550,000 shares of common stock to Alliance for other consulting services and recorded consulting expenses totaling $345,131 for the year ended December 31, 2001.

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS.

Market Information.

         The company's common stock is currently traded in the Over-the-Counter Bulletin Board, under the symbol "ECNC".

Holders of Common Equity.

         As of December 31, 2001, the company had approximately 5,000 shareholders.

Dividend Information.

          The company has not declared or paid a cash dividend to stockholders since it was originally organized. The company paid a 5% stock dividend on September 20, 1999 to shareholders of record as of close of business on September 14, 1999. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

Under NASD Rule 6530, an NASD member (i.e. the market maker) is permitted to quote a domestic equity security that is not listed on NASDAQ or a registered national securities exchange in the United States, by an issuer that is required to file reports (e.g. quarterly and annual reports on Forms 10Q-SB and 10K-SB, and periodic reports on Form 8-K) pursuant to Section 13 or 15(d) of the Act, and if the issuer is current in those reporting obligations (subject to a thirty calendar day grace period). The company met these requirements, and, upon completion of the application with the NASD, the company's common stock was accepted for quotation on the Over the Counter Bulletin Board; it commenced trading on that exchange on November 1, 2000. The company's common stock is classified as a penny stock pursuant to Rule 3a51-1 of the 1934 Act. As such, transactions involving the shares are subject to the Penny Stock rules promulgated under this Act this may result in certain limitations on the ability to trade the shares. Further, the additional restrictions placed on broker - dealers by these rules may inhibit trading activity.


          The range of closing prices shown below is as reported by these markets. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending December 31, 2001

                                          High   Low

Quarter Ended December 31, 2001            0.05  0.02
Quarter Ended September 30, 2001           0.07  0.04
Quarter Ended June 30, 2001                0.15  0.06
Quarter Ended March 31, 2001               0.40  0.06

Per Share Common Stock Bid Prices by
 Quarter
For the Fiscal Year Ended December 31,
 2000

                                          High   Low
Quarter Ended December 31, 2000            1.35  0.20
Quarter Ended September 30, 2000           0.69  0.30
Quarter Ended June 30, 2000                1.75  0.37
Quarter Ended March 31, 2000 *            16.50  0.49

* The common stock did not trade from March 13, 2000 through March 24, 2000 due to the trading suspension ordered by the Securities and Exchange Commission

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1999

                                           High   Low

Quarter Ended December 31, 1999            0.40  0.06
Quarter Ended September 30, 1999           0.41  0.15
Quarter Ended June 30, 1999                0.83  0.38
Quarter Ended March 31, 1999               0.81  0.37

                             EXECUTIVE COMPENSATION


Summary Compensation Table.

---------------------------------------------------------------------------------------------------------
                                        Annual compensation       Long-term compensation
                                     ------------------------ ------------------------------
                                                                    Awards           Payouts
                                                              ---------------------  -------
                                                                         Securities
                                                      Other                 under-
                                                      annual  Restricted    lying              All other
 Name and                                             compen-    stock     options/    LTIP     compen-
 principal                           Salary    Bonus  sation   award(s)      SARs    payouts    sation
 position                     Year    ($)       ($)     ($)      ($)         (#)       ($)       ($)
---------------------------------------------------------------------------------------------------------
                              2001  255,968      0         0  4,800,000    600,000      0         0
Thomas S. Hughes, Chief       2000  255,968      0         0  4,800,000    600,000      0         0
 Executive Off.               1999   79,215      0         0          0          0      0         0
                              1998        0      0         0          0          0      0         0
---------------------------------------------------------------------------------------------------------
                              2001        0      0    57,500     56,000    400,000      0         0
Jack M. Hall, Secretary       2000        0      0    57,500     56,000    400,000      0         0
                              1999        0      0    21,000          0          0      0         0
                              1998        0      0         0          0          0      0         0
---------------------------------------------------------------------------------------------------------
                              2001        0      0         0    101,900    400,000      0         0
Lawrence B. Donoghue,         2000        0      0         0    101,900    400,000      0         0
 Director /(1)/
---------------------------------------------------------------------------------------------------------



(1) Mr. Donoghue became a director of the company on May 23, 2000.


Individual Option/SAR Grants In Fiscal Year Ended December 31, 2000.

---------------------------------------------------------------------------------------------------------
                                              Percent of total
                               Number of        options/SARs
                              securities         granted to
                              underlying        employees in
                             options/SARs       fiscal year      Exercise of base
           Name               granted (#)         /(1)/            price ($/Sh)       Expiration date
---------------------------------------------------------------------------------------------------------


Thomas S. Hughes,              600,000           5.04%           25% of market       December 8, 2010
 Chief Executive Off.                                            price on date of
                                                                 exercise

Jack M. Hall,                  400,000           3.36%           25% of market       December 8, 2010
Secretary                                                        price on date of
                                                                 exercise

Lawrence B. Donoghue,          400,000            3.36%          25% of market       December 8, 2010
 Director                                                        price on date of
                                                                 exercise
---------------------------------------------------------------------------------------------------------

(1) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment No. 3); this will allow for stock options and restricted awards to be made to employees and non-employees of the company. There have been a total of 11,900,000 options granted in December 2000 under this plan, including for the officers and directors (as set forth above).

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values.

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Number of securities              Value of
                                                                                 underlying                  unexercised in-
                                                                                 unexercised                    the-money
                                                                              options/SARs at FY-           options/SARs at
                                                                                    end (#)                    FY-end ($)
                               Shares acquired on       Value realized           Exercisable/                 Exercisable/
           Name                   exercise (#)               ($)                 Unexercisable             Unexercisable /(1)/

           (a)                       (b)                     (c)                     (d)                          (e)
-------------------------------------------------------------------------------------------------------------------------------
Thomas S. Hughes,                     -                      -                150,000 Exercisable                  -
 Chief Executive Off.                                                         450,000 Unexercisable

Jack M. Hall,                         -                      -                100,000 Exercisable                  -
 Secretary                                                                    300,000 Unexercisable

Lawrence B. Donoghue,                 -                      -                100,000 Exercisable                  -
 Director                                                                     300,000 Unexercisable
-------------------------------------------------------------------------------------------------------------------------------

(1) As of fiscal year end (December 31, 2001), none of the unexercised options were in-the-money.


Other Compensation.

          There are no annuity, pension or retirement benefits proposed to be paid to directors and officers of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company. Other than under the Amended and Restated Stock Incentive Plan (Amendment No. 3) as discussed above, there is no remuneration proposed to be paid in the future directly or indirectly by the company to any officer or director.

                                    eConnect
                              Financial Statements

                                TABLE OF CONTENTS

                                                                 PAGE NO.
                                                             -----------------

Report of Independent Certified Public Accountants                 F - 1

Financial statements

     Balance sheet                                                 F - 2

     Statements of operations                                      F - 3

     Statement of stockholders' deficit                            F - 4

     Statements of cash flows                                      F - 6

     Notes to financial statements                                 F - 8

                          L.L. Bradford & Company, LLC
                   Certified Public Accountants & Consultants
                             3441 S. Eastern Avenue
                             Las Vegas, Nevada 89102
                     (702) 735-5030 facsimile (702) 735-4854




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders eConnect
San Pedro, California

We have audited the accompanying balance sheet of eConnect as of December 31, 2001, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eConnect as of December 31, 2001, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 19 to the financial statements, the Company has suffered losses from operations, current liabilities exceed current assets and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 19. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
April 19, 2002
                                    eCONNECT
                                 BALANCE SHEET

                                                                            December 31,
                                                                               2001
                                                                           -------------
                                        ASSETS

Current assets
      Inventory                                                            $     180,019
                                                                           -------------
           Total current assets                                                  180,019

Fixed assets, net                                                                227,638

Other assets
      Deposit                                                                     24,819
      Other assets                                                               370,509
                                                                           -------------
           Total other assets                                                    395,328
                                                                           -------------

Total assets                                                               $     802,985
                                                                           =============

                        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
      Bank overdraft                                                       $      30,223
      Accounts payable                                                         2,127,512
      Accrued liabilities                                                      3,072,217
      Due to related parties                                                   2,643,549
      Deferred revenue                                                               674
      Legal settlement liability                                               1,404,700
      Advance on equity funding line                                              50,000
      Notes payable                                                            1,697,789
                                                                           -------------
           Total current liabilities                                          11,026,664
                                                                           -------------

           Total liabilities                                                  11,026,664

Commitments and contingencies                                                         --

Stockholders' deficit
      Common stock; $.001 par value; 500,000,000
         shares authorized, 471,931,621 shares
         issued and outstanding                                                  471,931
      Additional paid-in capital                                             153,967,061
      Accumulated deficit                                                   (164,662,671)
                                                                           -------------
           Total stockholders' deficit                                       (10,223,679)
                                                                           -------------

           Total liabilities and stockholders' deficit                     $     802,985
                                                                           =============

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                            STATEMENTS OF OPERATIONS

                                                                                    Year Ended December 31,
                                                                       ------------------------------------------------
                                                                               2001                        2000
                                                                       ---------------------       --------------------
Revenue
     Other sales                                                        $              1,579        $                --
                                                                       ---------------------       --------------------

        Gross income                                                                   1,579                         --
                                                                       ---------------------       --------------------

Operating expenses
     Stock based compensation                                                     10,748,159                 83,441,832
     Bad debts                                                                        44,101                  4,952,537
     Consulting                                                                      914,462                  4,033,344
     Public relations                                                                192,775                  1,198,411
     Professional fees                                                               430,304                    743,207
     Research and development                                                         90,441                  4,620,491
     Wages                                                                         1,595,310                  1,963,574
     Amortization and depreciation                                                   956,248                  1,967,338
     General and administrative                                                      790,828                  4,226,365
                                                                       ---------------------       --------------------

        Total operating expenses                                                  15,762,628                107,147,099
                                                                       ---------------------       --------------------

Net loss from operations                                                         (15,761,049)              (107,147,099)

Other income (expense)
     Interest income                                                                      --                      9,056
     Interest expense                                                               (394,274)                (1,263,012)
     Impairment of intangible asset                                                 (216,239)                        --
     Loss on investment                                                              (48,040)                (4,527,546)
     Loss on purchased software                                                      (61,694)                        --
     Loss on other assets                                                           (124,930)                        --
     Cancellation fee                                                               (526,212)                        --
     Legal settlement                                                             (1,813,231)                (1,451,959)
     Cancellation of common stock                                                         --                    984,375
     Loss on equity method investees                                                      --                   (603,438)
                                                                       ---------------------       --------------------

        Total other income (expense)                                              (3,184,620)                (6,852,524)
                                                                       ---------------------       --------------------

Net loss before provision for income taxes                                       (18,945,669)              (113,999,623)

Provision for income taxes                                                              (800)                      (800)
                                                                       ---------------------       --------------------

Net loss from continuing operations                                              (18,946,469)              (114,000,423)

Discontinued operations
     Loss from discontinued gaming operations
        from January 1, 2001 to June 30, 2001
        (net of income tax benefit which is fully
        allowed for)                                                                (589,785)                  (661,464)
                                                                       ---------------------       --------------------

Net loss                                                                         (19,536,254)              (114,661,887)
                                                                       =====================       ====================

Earning per share
     Loss from continuing operations                                    $              (0.06)       $             (0.65)
     Loss from discontinued operations                                                    --                         --
                                                                       ---------------------       --------------------
     Net loss                                                           $              (0.06)       $             (0.65)
                                                                       =====================       ====================

Basic and diluted weighted average
     common shares outstanding                                                   316,550,820                174,371,038
                                                                       =====================       ====================

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                         Due From       Common Stock
                                                                  Common Stock                        Related Party -   Issued for
                                                           --------------------------    Additional    Secured By         Prepaid
                                                             Number of                     Paid-in      Company's       Consulting
                                                              Shares        Amount         Capital     Common Stock       Services
                                                           ------------ -------------   -------------  -------------   -------------
Balance, December 31, 1999                                  110,601,173 $     110,601   $  28,087,363  $  (2,980,882)  $         --

Capital contribution from minority
 interest in consolidated subsidiary                                 --            --              --             --             --

Stockholder loan                                                     --            --              --     (1,854,835)            --

Stock subscription payable                                      495,000           495          81,051             --             --

Common shares issued in satisfaction
 of officer bonus payable                                     6,000,000         6,000       4,794,000             --             --

Stockholder loan reserve as allowance
 for doubtful accounts                                               --            --              --      4,835,717             --

Common shares issued for cash, weighted
 average price of $0.40                                       3,335,762         3,336       1,330,969             --             --

Common shares issued for cash, weighted
 average price of $0.16                                       3,000,000         3,000         497,000             --             --

Common shares issued for services, weighted
 average price of $0.63                                      65,158,348        65,158      40,789,546             --             --

Common shares issued for employee based
 compensation                                                   570,000           570       1,046,302             --             --

Common stock issued to satisfy Company
 accounts payable                                               666,667           667         549,333             --             --

Stock based compensation related to options
 and warrants granted                                                --            --      40,366,861             --             --

Stock based lawsuit settlement with warrants                         --            --       1,451,959             --             --

Common shares issued for services related
 to exercise of warrants with an exercise
 price of $0.40                                               2,933,488         2,933       1,170,462             --             --

Prepaid consulting services paid with common shares           1,050,000         1,050       1,270,605             --     (1,271,655)

Cancellation of common shares related to the fiscal
 year 1999 acquisition of Isla Escondida, S.A.              (10,500,000)      (10,500)       (973,875)            --             --

Cancellation of common shares related to the
 fiscal year 1999 acquisition of Top Sports, S.A.            (1,000,000)       (1,000)        (72,100)            --             --

Common shares issued for cash related to Alpha Venture
  Capital, Inc., net of offering costs of $2,331,486         13,161,800        13,162       6,486,738             --             --

Common shares issued for cash related to Alpha Venture
 Capital, Inc. exercise of warrants, weighted average
 exercise price of $0.20                                      3,050,000         3,050         610,350             --             --

Common shares issued for cash related to exercise of
 warrants with an exercise price of $0.40                     7,351,959         7,352       2,933,432             --             --

Common shares issued for the acquisition of
 Powerclick, Inc.                                             8,000,000         8,000       1,292,000             --             --

Common shares issued as additional consideration for
  50.00% ownership in Top Sports, S.A.                          200,000           200          46,832             --             --

Net loss                                                             --            --              --             --             --
                                                          ------------- -------------   -------------  -------------   ------------

Balance, December 31, 2000                                  214,074,197       214,074     131,758,828             --     (1,271,655)

                                                                             Minority
                                                            Stock           Interest In                         Total
                                                         Subscription      Consolidated    Accumulated       Stockholders'
                                                            Payable         Subsidiary        Deficit          Deficit
                                                         -------------    --------------   -------------    -------------
Balance, December 31, 1999                               $      81,546    $          --    $ (30,573,349)   $  (5,274,721)

Capital contribution from minority
 interest in consolidated subsidiary                                --           16,511               --           16,511

Stockholder loan                                                    --               --               --       (1,854,835)

Stock subscription payable                                     (81,546)              --               --               --

Common shares issued in satisfaction
 of officer bonus payable                                           --               --               --        4,800,000

Stockholder loan reserve as allowance
 for doubtful accounts                                              --               --               --        4,835,717

Common shares issued for cash, weighted
 average price of $0.40                                             --               --               --        1,334,305

Common shares issued for cash, weighted
 average price of $0.16                                             --               --               --          500,000

Common shares issued for services, weighted
 average price of $0.63                                             --               --               --       40,854,704

Common shares issued for employee based
 compensation                                                       --               --               --        1,046,872

Common stock issued to satisfy Company
 accounts payable                                                   --               --               --          550,000

Stock based compensation related to options
 and warrants granted                                               --               --               --       40,366,861

Stock based lawsuit settlement with warrants                        --               --               --        1,451,959

Common shares issued for services related
 to exercise of warrants with an exercise
 price of $0.40                                                     --               --               --        1,173,395

Prepaid consulting services paid with common shares                 --               --               --               --

Cancellation of common shares related to the fiscal
 year 1999 acquisition of Isla Escondida, S.A.                      --               --               --         (984,375)

Cancellation of common shares related to the
 fiscal year 1999 acquisition of Top Sports, S.A.                   --               --               --          (73,100)

Common shares issued for cash related to Alpha Venture
  Capital, Inc., net of offering costs of $2,331,486                --               --               --        6,499,900

Common shares issued for cash related to Alpha Venture
 Capital, Inc. exercise of warrants, weighted average
 exercise price of $0.20                                            --               --               --          613,400

Common shares issued for cash related to exercise of
 warrants with an exercise price of $0.40                           --               --               --        2,940,784

Common shares issued for the acquisition of
 Powerclick, Inc.                                                   --               --               --        1,300,000

Common shares issued as additional consideration for
  50.00% ownership in Top Sports, S.A.                              --               --               --           47,032

Net loss                                                            --         (108,819)    (114,553,068)    (114,661,887)
                                                         -------------    -------------    -------------    -------------

Balance, December 31, 2000                                          --          (92,308)    (145,126,417)     (14,517,478)

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                 STATEMENT OF STOCKHOLDERS' DEFICIT (CONTINUED)

                                                                                                          Due From      Common Stock
                                                                          Common Stock                  Related Party -  Issued for
                                                                    ----------------------   Additional  Secured By       Prepaid
                                                                    Number of                 Paid-in    Company's      Consulting
                                                                     Shares      Amount       Capital   Common Stock      Services
                                                                    ----------- --------- ------------- ------------    -----------
Balance, December 31, 2000                                          214,074,197   214,074   131,758,828          --     (1,271,655)

Common shares issued for prepaid consulting services                 31,100,000    31,100     5,235,450          --     (5,266,550)

Amortization of prepaid consulting services                                  --        --            --          --      6,538,205

Common shares issued in satisfaction of due to related parties        8,000,000     8,000     3,688,243          --             --

Common shares issued in satisfaction of due to consultants            2,400,000     2,400     2,018,047          --             --

Common shares issued for cash related to exercise of
  options and warrants                                                3,423,899     3,424       641,277          --             --

Common shares issued for cash, $0.01                                 19,000,100    19,000       141,000          --             --

Common shares issued for cancellation fee                             3,600,000     3,600       522,612          --             --

Common shares issued in satisfaction of due to related party
  related to exercise of warrants with an exercise price of $0.04     2,000,000     2,000        83,000          --             --

Common shares issued for services related to exercise of
  warrants with an exercise price of $0.26                               74,113        74        19,102          --             --

Common shares issued in satisfaction of advance
  on equity funding line                                              2,118,975     2,119       204,481          --             --

Common shares issued for cash related to Alpha Venture
  Capital, Inc., net of offering costs of $1,480,578                 83,660,382    83,661     2,342,010          --             --

Common shares issued for cash related to Alpha Venture
  Capital, Inc. exercise of warrants, exercise price of $0.04         4,000,000     4,000       156,000          --             --

Common shares issued for services, weighted average price of $0.08   25,996,806    25,997     2,125,215          --             --

Common shares issued for interest                                    11,710,348    11,710       454,043          --             --

Common stock issued in satisfaction of due to related party,
  including interest of $681,951                                     51,168,462    51,168     2,992,149          --             --

Warrants granted for interest                                                --        --         9,275          --             --

Warrants granted in satisfaction of promissory note payable,
  including interest of $265,447                                             --        --       325,447          --             --

Common shares issued in satisfaction of promissory note payable,
  including interest of $51,950                                       6,001,505     6,001       321,065          --             --

Common shares issued in satisfaction of accrued interest              1,602,834     1,603       109,555          --             --

Stock based compensation related to options and warrants granted             --        --       565,190          --             --

Common shares issued in satisfaction of settlement liability          2,000,000     2,000       255,072          --             --

Elimination of minority interest in consolidated subsidiary related
  to discontinued operations                                                 --        --            --          --             --

Net loss                                                                     --        --            --          --             --
                                                                    ----------- --------- ------------- ------------    -----------

Balance, December 31, 2001                                          471,931,621 $ 471,931 $ 153,967,061        $ --           $ --
                                                                    =========== ========= ============= ============    ===========

                                                                                      Minority
                                                                          Stock     Interest In                     Total
                                                                       Subscription Consolidated   Accumulated   Stockholders'
                                                                         Payable     Subsidiary      Deficit        Deficit
                                                                       -----------   -----------  ------------- -------------
Balance, December 31, 2000                                                     --       (92,308)  (145,126,417)  (14,517,478)

Common shares issued for prepaid consulting services                           --            --             --            --

Amortization of prepaid consulting services                                    --            --             --     6,538,205

Common shares issued in satisfaction of due to related parties                 --            --             --     3,696,243

Common shares issued in satisfaction of due to consultants                     --            --             --     2,020,447

Common shares issued for cash related to exercise of
  options and warrants                                                         --            --             --       644,701

Common shares issued for cash, $0.01                                           --            --             --       160,000

Common shares issued for cancellation fee                                      --            --             --       526,212

Common shares issued in satisfaction of due to related party
  related to exercise of warrants with an exercise price of $0.04              --            --             --        85,000

Common shares issued for services related to exercise of
  warrants with an exercise price of $0.26                                     --            --             --        19,176

Common shares issued in satisfaction of advance
  on equity funding line                                                       --            --             --       206,600

Common shares issued for cash related to Alpha Venture
  Capital, Inc., net of offering costs of $1,480,578                           --            --             --     2,425,671

Common shares issued for cash related to Alpha Venture
  Capital, Inc. exercise of warrants, exercise price of $0.04                  --            --             --       160,000

Common shares issued for services, weighted average price of $0.08             --            --             --     2,151,212

Common shares issued for interest                                              --            --             --       465,753

Common stock issued in satisfaction of due to related party,
  including interest of $681,951                                               --            --             --     3,043,317

Warrants granted for interest                                                  --            --             --         9,275

Warrants granted in satisfaction of promissory note payable,
  including interest of $265,447                                               --            --             --       325,447

Common shares issued in satisfaction of promissory note payable,
  including interest of $51,950                                                --            --             --       327,066

Common shares issued in satisfaction of accrued interest                       --            --             --       111,158

Stock based compensation related to options and warrants granted               --            --             --       565,190

Common shares issued in satisfaction of settlement liability                   --            --             --       257,072

Elimination of minority interest in consolidated subsidiary related
  to discontinued operations                                                   --        92,308             --        92,308

Net loss                                                                       --            --    (19,536,254)  (19,536,254)
                                                                       -----------   ----------- -------------- -------------

Balance, December 31, 2001                                                   $ --          $ --  $(164,662,671) $(10,223,679)
                                                                       ===========   =========== ============== =============

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                            STATEMENTS OF CASH FLOW

                                                                                          Year Ended December 31,
                                                                           ----------------------------------------------
                                                                                     2001                       2000
                                                                           -------------------           ----------------
Cash flows from operating activities:
     Net loss                                                              $       (19,536,254)          $   (114,661,887)
     Adjustments to reconcile net loss to net
     cash used by operating activities:
         Amortization and depreciation                                                 956,248                  1,967,338
         Stock based compensation                                                   10,748,159                 83,441,832
         Impairment of intangible asset                                                216,239                         --
         Loss on investments                                                            48,040                  4,527,546
         Loss on purchased software                                                     61,694                         --
         Loss on other assets                                                          124,930                         --
         Cancellation fee                                                              526,212                         --
         Bad debts                                                                          --                  4,952,537
         Loan fee                                                                           --                    253,501
         Cancellation of common stock                                                       --                   (984,375)
         Legal settlement                                                                   --                  1,451,959
     Changes in operating assets and liabilities:
         Change in due from related party                                                   --                    133,180
         Change in accounts receivable                                                  16,758                    (16,758)
         Change in inventory                                                          (180,019)                        --
         Change in stock subscription payable                                               --                    220,176
         Change in deposits                                                             14,001                    (38,820)
         Change in other assets                                                       (389,827)                  (105,612)
         Change in due from related party -
          secured by Company's common stock                                                 --                 (1,854,835)
         Change in bank overdraft                                                       30,223                         --
         Change in accounts payable                                                     15,239                  1,740,453
         Change in accrued liabilities                                               1,132,853                  2,942,694
         Change in due to consultants                                                       --                  2,020,447
         Change in due to related parties                                            1,742,749                  3,106,403
         Change in deferred revenue                                                        674                         --
         Change in legal settlement liability                                        1,404,700                         --
                                                                           -------------------           ----------------
                 Net cash used by operating activities                              (3,067,381)               (10,904,221)

Cash flows from investing activities:
     Purchase of fixed assets                                                          (49,498)                  (497,857)
     Purchase of purchased software                                                         --                 (2,168,892)
     Cost of investments                                                                    --                 (1,000,000)
                                                                           -------------------           ----------------
                 Net cash used by investing activities                                 (49,498)                (3,666,749)

Cash flows from financing activities:
     Proceeds from issuance of notes payable                                           337,500                  2,606,305
     Proceeds from advance on equity funding line                                       50,000                    206,600
     Principal payments on notes payable                                              (674,000)                  (260,000)
     Proceeds from issuance of common stock                                          3,390,372                 11,888,389
     Proceeds from minority interest in consolidated subsidiary                             --                     16,511
                                                                           -------------------           ----------------
                 Net cash provided by financing activities                           3,103,872                 14,457,805
                                                                           -------------------           ----------------

Net decrease in cash                                                                   (13,007)                  (113,165)

Cash, beginning of period                                                               13,007                    126,172
                                                                           -------------------           ----------------

Cash, end of period                                                        $                --           $         13,007
                                                                           ===================           ================

Supplemental disclosure of cash flow:
     Cash paid for interest                                                $            87,000           $        121,493
                                                                           ===================           ================
     Cash paid for taxes                                                   $               800           $            800
                                                                           ===================           ================

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                      STATEMENTS OF CASH FLOW (CONTINUED)

                                                                               Year Ended December 31,
                                                                          ---------------------------------
                                                                               2001               2000
                                                                          ---------------   ---------------
Schedule of non-cash investing and financing activities:
     1,050,000 common shares issued for prepaid
         consulting services                                               $         --      $   1,271,655
                                                                          ==============    ===============

     1,000,000 common shares cancelled during renegotiation
         of 99.94% of Top Sports, S.A. recorded as portion of
         due to related parties                                            $         --      $     (73,100)
                                                                          ==============    ===============

     Remaining consideration for 99.94% acquisition of
         Top Sports, S.A. recorded as portion of due
         to related parties                                                $         --      $   2,973,996
                                                                          ==============    ===============

     6,000,000 common shares issued for
         officer bonus payable                                             $         --      $   4,800,000
                                                                          ==============    ===============

     8,000,000 common shares issued related
         to acquisition of Powerclick, Inc.                                $         --      $   1,300,000
                                                                          ==============    ===============

     666,667 common shares issued for accounts payable                     $         --      $     550,000
                                                                          ==============    ===============

     203,865 common shares issued for
         stock subscription payable                                        $         --      $      81,546
                                                                          ==============    ===============

     31,100,000 common shares issued for prepaid
         consulting services                                               $  5,266,550      $          --
                                                                          ==============    ===============

     8,000,000 common shares issued in satisfaction of
         due to related parties                                            $  3,696,243      $          --
                                                                          ==============    ===============

     2,400,000 common shares issued in satisfaction of
         due to consultants                                                $  2,020,447      $          --
                                                                          ==============    ===============

     2,000,000 common shares issued in satisfaction of
         due to related party related to exercise of warrants
         with an exercise price of $0.04                                   $     85,000      $          --
                                                                          ==============    ===============

     2,118,975 common shares issued in satisfaction of
         advance on equity funding line                                    $    206,600      $          --
                                                                          ==============    ===============

     51,168,462 common shares issued in satisfaction of
         due to related party, excluding interest of $681,951              $  2,361,366      $          --
                                                                          ==============    ===============

     Warrants granted in satisfaction of promissory note
         payable, excluding interest of $265,447                           $     60,000      $          --
                                                                          ==============    ===============

     6,001,505 common shares issued in satisfaction of
         promissory note payable, excluding interest of
         $51,950                                                           $    275,116      $          --
                                                                          ==============    ===============

     1,602,834 common shares issued in satisfaction of
         accrued interest                                                  $    111,158      $          --
                                                                          ==============    ===============

     2,000,000 common shares issued in satisfaction of
         settlement liability                                              $    257,072      $          --
                                                                          ==============    ===============

     Elimination of minority interest in consolidated subsidiary
       related to discontinued operations                                  $     92,308      $          --
                                                                          ==============    ===============

                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                         NOTES TO FINANCIAL STATEMENTS



1.   DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
     --------------------------------------------------------------------

     Description of business - eConnect (the "Company") currently has one
     -----------------------
     division which is focused on the development of the Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT") industry, which consists of the fully operational terminal, the eCash Pad, affecting Internet ATM card with PIN, credit card, smart card transactions, and generating a fee per transaction for the Company.

     History - eConnect (formerly Betting, Inc.) was originally incorporated in
     -------
     the State of Missouri on September 1, 1981 under the name of Handy-Top, Inc. The Company underwent several name changes until May 1993, when it changed its name to Leggoons, Inc. and continued as a shell corporation with no business operations.

     In February 1997, the Company entered into an agreement to license assets from Electronic Transaction Technology ("ET&T"), formerly known as Home Point of Sales, Inc., for the purpose of licensing certain technology for the development of PERFECT. ET&T is a privately held corporation with a majority interest owned by Thomas S. Hughes, President of the Company. This technology developed by ET&T would provide consumers with the option to instantly pay bills or make purchases from home with real-time cash transactions. In March 1997, Thomas S. Hughes, Chairman of ET&T, was elected the Chairman and President of the Company and concurrently changed the Company's name to Betting, Inc.

     In May 1999, an Agreement and Plan of Merger was consummated between the Company and Betting, Inc., a non-operating privately held Nevada corporation ("Betting-Nevada") to effectuate re-domicile of the Company to the State of Nevada, whereby no shares were issued between companies. Under generally accepted accounting principles, the merger with Betting-Nevada is considered to be a reorganization in substance, rather than a business combination since Betting-Nevada had no assets, liabilities or operations, and the Company has since re-domiciled in the State of Nevada through Betting-Nevada. Accordingly, the accounting for the merger has been recorded at historical cost in a manner similar to a pooling of interests ("as-if pooling of interest accounting"), and no goodwill was recorded.

     In June 1999, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to eConnect. In November 2000, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common stocks to 300,000,000. In July 2001, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common stocks to 500,000,000. In January 2002, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common stocks to 700,000,000. In March 2002, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada secretary of State further increasing the number of authorized common stocks to 750,000,000.

     Definition of fiscal year - The Company's fiscal year end is December 31.
     -------------------------

     Reclassification - Certain prior year balances have been reclassified to
     ----------------
     conform to the current year presentation.

     Use of estimates - The preparation of financial statements in conformity
     ----------------
     with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Inventory - Inventory is stated at the lower of cost or market. Cost is
     ---------
     determined by using the average cost method. Substantially all of the inventory consists of finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     -----------------------------------------------------------

     Fixed assets - Fixed assets are stated at cost less accumulated
     ------------
     depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 5 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Goodwill and intangible assets - Goodwill represents the excess of an
     ------------------------------
     acquired business' purchase price over the fair value of its assets, resulting from business acquisitions accounted for under the purchase method. Intangible assets consist of purchased technology. Goodwill and intangible assets are presented net of related accumulated amortization and are being amortized on a straight-line basis over the estimated useful life of three years.

     The Company records impairment losses or write-downs on goodwill and intangible assets when events and circumstances indicate that an impairment assessment should be performed and that assessment indicates that there is an impairment. Events and circumstances that would trigger an impairment assessment include a significant decrease in the market value of an asset, a significant change in the manner or extent that an asset is used including a decision to abandon acquired products, services or technologies, a significant adverse change in operations or business climate affecting the asset, and historical operating or cash flow losses expected to continue for the foreseeable future associated with the asset. An asset is considered impaired when the undiscounted cash flows projected to be generated from the asset over its remaining useful life is less than the recorded amount of that asset. Impairment losses are measured based on the difference between the asset's fair value and carrying amount and are recorded as impairment write-downs in the statements of operations in the period that an indicator of impairment arises. Measurement of fair value is based on estimated expected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at our weighted average cost of capital. Weighted average cost of capital is based on historical risk premiums required by investors for companies of our size, industry and capital structure and includes risk factors specific to us. In some instances, the measurement of fair value includes a factor, if appropriate, for market comparables, representing our estimate of the value that a buyer is willing to pay for similar assets in terms of products and services, customer base, risks and earnings capabilities.

     Fair value of financial instruments - The carrying amounts for the
     -----------------------------------
     Company's inventory, bank overdraft, accounts payable, accrued liabilities, due to related parties, legal settlement liability, deferred revenue, advance on equity funding line, and notes payable approximate fair value due to the short-term maturity of these instruments.

     Earnings (loss) per share - Basic earnings (loss) per share excludes any
     -------------------------
     dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

     Revenue recognition - Revenues from its PERFECT division will consist of
     -------------------
     (i) the sale of eCash Pads and (ii) transaction fees charged to merchants for electronic cash payments using the eCash Pads. Revenues from the sale of eCash Pads recorded after a 30-day trial period of the product by the customer. Revenues from transaction fees charged to merchants for electronic cash payments using the eCash Pads are recognized upon the completion of each electronic cash payment transaction, at which time a transaction fee is assessed to the merchant.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     -----------------------------------------------------------

     Income taxes - The Company accounts for its income taxes in accordance with
     ------------
     Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     As of December 31, 2001, the Company has available net operating loss carryovers of approximately $42,000,000 that will expire in various periods through 2021. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     Comprehensive income (loss) - The Company has no components of other
     ---------------------------
     comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

     Segment information - The Company discloses segment information in
     -------------------
     accordance with Statements of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the Management approach to determine reportable segments. As of December 31, 2001, the Company has only one operating segment.

     Advertising costs - The Company recognizes advertising expenses in
     -----------------
     accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, generally over the greater of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising costs of approximately $75,000 and $226,000 were incurred for the years ended December 31, 2001 and 2000, respectively.

     Stock-based compensation - The Company accounts for stock-based employee
     ------------------------
     compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     -----------------------------------------------------------

     Research and development costs - Research and development costs are charged
     ------------------------------
     to expense when incurred. Costs of software developed internally by us for use in our operations are accounted for under the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 98-1, "Internal Use Software." In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for Web Site Development Costs" and we adopted this consensus on July 1, 2000. This consensus requires that entities treat most web site development as internal use software under SOP No. 98-1. Under these accounting pronouncements, we expense costs of research, including pre-development efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Software and web site development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software or web sites will be used as intended. Costs incurred for upgrades and enhancements to our software or web sites are capitalized when we believe such efforts result in additional functionality. Capitalized software and web site costs are amortized to expense over the estimated useful life of the software or web sites, which range from one to three years. As of December 31, 2001, there are no costs capitalized under SOP No. 98-1.

     Expenses of offering - The Company accounts for specific incremental costs
     --------------------
     directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

     New accounting pronouncements - In July 2001, the Financial Accounting
     -----------------------------
     Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). They also issued Statement of Financial Accounting Standards No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets (SFAS
     143), and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), in August and October 2001, respectively.

     SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS 141 supersedes APB Opinion No. 16, Business Combinations, and Statement of Financial Accounting Standards No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises, and is effective for all business combinations initiated after June 30, 2001.

     SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, the Company is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets. Effective January 1, 2002, the Company will adopt SFAS 142 and is evaluating the effect that such adoption may have on its results of operations and financial position. The Company expects that the provisions of SFAS 142 will not have a material impact on its results of operations and financial position upon adoption.

     SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS 143 will not have a material impact on its results of operations and financial position upon adoption. The Company plans to adopt SFAS 143 effective January 1, 2003.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     -----------------------------------------------------------

     New accounting pronouncements (continued)
     -----------------------------

     SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), and APB Opinion No. 30, Reporting the Results of Operations-- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The Company plans to adopt SFAS 144 effective January 1, 2002 and does not expect that the adoption will have a material impact on its results of operations and financial position.

2.   FIXED ASSETS
     ------------

     Fixed assets consist of the following as of December 31, 2001:

         Furniture and fixtures                      $        40,362
         Computers, equipment and software                   252,586
         Leasehold equipment                                  60,801
                                                     ---------------
                                                             353,749

         Less: accumulated depreciation                      126,111
                                                     ---------------

         Fixed assets, net                           $       227,638
                                                     ===============

3.   INVESTMENTS
     -----------

     Isla Escondida,  S.A. - The Company  initiated an acquisition of Isla
     ---------------------
     Escondida, S.A. during 1999. This acquisition was recorded using the purchase method of accounting under APB No. 16. The results of operations for the acquired company have been included in the financial results of the Company from the date of such transaction forward.

     In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environment in which the Company and the acquired company operate were also considered in the valuation analysis.

     In August 1999, the Company completed its acquisition of Isla Escondida, S.A. (hereafter "777WINS"), a Costa Rica Corporation with the ability to provide on-line gaming through its website portal www.777WINS.com. In connection with the acquisition, the Company issued 18,710,000 shares of the Company's common stock. Substantially the entire purchase price, approximately $3,552,000, was allocated to goodwill, which was being amortized on a straight-line basis over the estimated useful life of three years.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



3.   INVESTMENTS (continued)
     -----------

     Isla Escondida, S.A. continued
     --------------------

     As of December 31, 1999, the Company evaluated the balance and useful life of goodwill related to 777WINS and determined that approximately $3,302,000 had no future benefit and, accordingly, recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of the remaining goodwill related to 777WINS and determined an impairment on such goodwill since the operations have not commenced nor does the Company anticipate it will ever commence. Accordingly, the Company recorded a loss for the remaining unamortized goodwill balance related to 777WINS approximating $139,000.

     During 2000, the Company cancelled 10,500,000 shares of the Company's common stock related to the fiscal year 1999 acquisition of 777WINS. The Company renegotiated the terms of the acquisition of 777WINS primarily due to lack of performance of 777WINS. The cancellation of common stock has been reflected as other income of $984,375, see Note 11 for additional discussion.

     Top Sports, S.A. - In December 1999, the Company acquired 50% of the
     ----------------
     outstanding capital stock of Top Sports, S.A. ("Top Sports") in consideration of $35,000, 1,000,000 shares of the Company's common stock and 2,000,000 warrants to purchase common stock for $0.40 per share for a total value of $108,100, of which $85,319 was comprised of goodwill. During 2000, the Company renegotiated the terms of the acquisition agreement, whereby the Company agreed to issue an additional 1,000,000 shares valued at $235,160. In April 2000, the Company acquired an additional 49.94% of Top Sports in consideration of 3,000,000 shares of the Company's common stock and 1,000,000 warrants to purchase common stock for $1.00 per share for a total value of $2,785,867. This acquisition was recorded using the purchase method of accounting under APB No. 16. The Company's equity interest in Top Sports' loss for the period from January 1, 2000 through March 31, 2000 has been recorded as a loss on equity-method investees totaling $200,668. The results of operations from April 1, 2000 through December 31, 2000 for the acquired company has been included in the financial results of the Company.

     During fiscal year 2000, the Company cancelled 1,000,000 shares of its common stock related to the fiscal year 1999 acquisition of Top Sports. The cancellation was a result of the renegotiated terms of the acquisition agreement which called for the cancellation of the original shares issued in 1999 and for the issuance of new shares as discussed above.

     In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environments in which the Company and the acquired company operate were also considered in the valuation analysis. As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Top Sports and determined the balance had no future benefit and, accordingly, recorded a loss on investment for approximately $2,788,000.

     As discussed in Note 18, the Company has discontinued all operations related to Top Sports during the fiscal year 2001.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3.   INVESTMENTS (continued)
     -----------

     Powerclick, Inc. - In February 2000, the Company acquired 50% of the
     ----------------
     outstanding capital stock of Powerclick, Inc. ("Powerclick") in consideration of $750,000 and 8,000,000 shares of the Company's common stock valued at $1,300,000 for an aggregate investment of $2,050,000 which is principally comprised of goodwill. The Company's equity interest in Powerclick's loss has been recorded as a loss on equity-method investees totaling $402,770 as of December 31, 2000.

     As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Powerclick and determined the balance had no future benefit and, accordingly, recorded a loss on investment for approximately $1,235,000.

     During June 2000, 200,000 shares of common stock valued at $1,950,000 were issued to Powerclick, Inc. stockholders for consulting services and expensed as of December 31, 2000.

     During March 2001, the Company evaluated and determined the remaining $48,040 of this investment had no future benefit, accordingly, the Company recorded a loss on investment for the remaining amount.

     www.theArtAuction.com - In September 1999, the Company acquired
     ---------------------
     www.theArtAuction.com ("ArtAuction") from Powerclick, Inc., a domain name and website portal, to provide on-line art auctions. In connection with the acquisition, the Company issued 2,165,000 shares of the Company's common stock to Powerclick, Inc. Substantially the entire purchase price, approximately $964,000, was allocated to other intangibles.

     As of December 31, 1999, the Company's management has evaluated and determined that approximately $764,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of remaining goodwill related to ArtAuction and determined the entire balance had no future benefit and, accordingly, recorded a loss on investment for approximately $116,000.

     eConnect Caribbean, S.A. - eConnect Caribbean, S.A. ("eConnect Caribbean")
     ------------------------
     was organized under the laws of the Dominican Republic and served as the Company's Latin American headquarters for all e-commerce transactions. The Company owned 75% of the outstanding capital shares with the remaining 25% owned by eConnect Caribbean's company's managing director. eConnect Caribbean was in the start-up phase, therefore no revenue has been recorded and start-up costs of $253,213 have been expensed. The formation of this subsidiary was recorded using the full consolidation method.

     During June 2001, the Company discontinued the use of eConnect Caribbean. All operations related to e-commerce transactions will continue at the Company's Headquarters in San Pedro, California. The operating results of eConnect Caribbean have been included in the financial results of the Company for the years ended December 31, 2001 and 2000.

     Intangible asset, net - In February 1997, the Company entered into an
     ---------------------
     agreement for the exclusive 20-year license of certain assets of ET&T. In satisfaction of the agreement terms, the Company reduced the balance due from related party - secured by the Company's common stock by approximately $707,000 based upon the historical value of this license based upon the amount of research and development costs incurred by ET&T. This other intangible is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. As of December 31, 2001, the Company reevaluated the balance and useful life of the remaining license and determined the entire balance had no future benefit and, accordingly, recorded the remaining net balance of $216,239 as impairment of intangible asset.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



3.   INVESTMENTS (continued)
     -----------

     National Data Funding Corporation - In connection with a "Letter of
     ---------------------------------
     Intent", a non-binding agreement with National Data Funding Corporation
     (NDFC), the Company deposited (non-refundable) $250,000. The Letter of Intent requires the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 100% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the "Letter of Intent", the Company is required to "spin off" NDFC as a publicly traded company in which the Company will retain a 25% ownership. The Letter of Intent expired on September 1, 2000. During September 2000, the Company evaluated and determined the deposit of $250,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount.

     In October 2000, the Company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the NDFC Agreement, the Company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the Company will retain approximately a 28% ownership. The Company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The Company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the Company did not complete the terms of the NDFC Agreement within the extension date. The Company does not plan to pursue an extended agreement with NDFC.

4.   OTHER ASSETS
     ------------

     Other assets consist of the following as of December 31, 2001:

         Deposits for the purchase of inventory         $       355,000
         Miscellaneous                                           15,509
                                                        ---------------

             Total other assets                         $       370,509
                                                        ===============




5.   ACCRUED LIABILITIES
     -------------------


     As of December 31, 2001, accrued liabilities totaling $3,072,217 are comprised of the following balances:

         Accrued interest                               $       872,629
         Accrued wages                                          122,093
         Commissions payable                                    642,934
         Purchased software liability (see Note 15)           1,321,530
         Miscellaneous                                          113,031
                                                        ---------------

             Total accrued liabilities                  $     3,072,217
                                                        ===============
                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



6.   SETTLEMENT LIABILITIES
     ----------------------

     Former President and Chief Operating Officer for the Company - On March 21,
     ------------------------------------------------------------
     2000, the Company consummated an amended employment agreement with an individual for the position of President and Chief Operating Officer for the Company. On April 17, 2000, the Company terminated this individual as President and Chief Operating Officer of the Company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, would be due within 30 days upon the termination of this individual if terminated for reasons other than good cause. In addition, through the date of termination, all of the granted stock options and warrants would vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, exposed the Company to a potential liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination potentially accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the Company's common stock within the first 90 days of the executive's employment. On March 21, 2001, the former President and Chief Operating Officer for the Company filed a complaint for breach of contract and specific performance.

     During July 2001, the Company reached a settlement with the former President and Chief Operating Officer, whereby the Company agreed to pay $1,006,000 consisting of an initial payment of $186,000, a second payment of $120,000 on November 16, 2001 and 14 monthly installments of $50,000 commencing on February 16, 2002. As of December 31, 2001, the Company had a remaining unpaid balance of $790,000 which has been included as part of legal settlement liability totaling $1,404,700 at December 31, 2001.

     Goldstake Enterprises, Inc. - On October 13, 2000, the Company borrowed
     ---------------------------
     $200,000 from Goldstake Enterprises, Inc. (hereafter referred to as "Goldstake") which became due and payable on January 13, 2001. The Company also had various consulting contracts with Goldstake whereby the Company agreed to issue shares and pay a percentage of capital raised through Goldstake's efforts. During May 2001, the Company settled on all amounts due to Goldstake for a total of $882,7020 of which $257,072 was paid through issuance of 2,000,000 shares of the Company's commons stock and the remaining $625,000 will be payable in monthly installments ranging from $25,000 to $50,000 through October 2002. The Company reclassified this $882,072 settlement from obligations to Goldstake of approximately $337,000 and settlement expense of $545,072 which has been reflected as part of legal settlement totaling $1,813,231 at December 31, 2001.

     As of December 31, 2001, the Company had a remaining unpaid balance of $549,700 which has been included as part of legal settlement liability totaling $1,404,700 at December 31, 2001.

     Other settlements - For the year ended December 31, 2001, the Company
     -----------------
     settled various legal actions approximating $262,000 primarily resulting form defaults on Company loans. The Company reflected these legal settlements of approximately $262,000 as part of legal settlement totaling $1,813,231 at December 31, 2001.

     As of December 31, 2001, the Company had a remaining unpaid balance of $65,000 which has been included as part of legal settlement liability totaling $1,404,700 at December 31, 2001.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


7.   EQUITY FUNDING LINES
     --------------------

     As of December 31, 2001, advances on equity funding line totaling $50,000 relates to advances from Alpha Venture Capital, Inc. related to the Regulation D Common Stock Private Equity Line Subscription Agreement. The advances are due on demand and bear no interest. The Company plans on converting these advances as a draw on the Regulation D Common Stock Private Equity Line Subscription Agreement in fiscal year 2002.

     In September 1999, the Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the Company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the Company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the Company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. In October 2000, the Company was granted a one-year extension on its Subscription Agreement with one automatic six-month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the Company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw.

     As of December 31, 2000, the Company has drawn $7,773,000 of the available $10,000,000, and issued approximately 22,900,000 and 6,600,000 of shares of its common stock in conjunction with this Subscription Agreement during fiscal years 2000 and 2001, respectively, of which approximately 6,600,000 of these shares were held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,000 shares of the Company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the Company's common stock at December 31, 2000. As of December 31, 2000, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from this Subscription Agreement for approximately $2,331,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

     In December 2000, the Company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha as noted above. The Subscription Agreement No. 2 entitles the Company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the Company to file a registration statement on Form SB-2 with the Securities and Exchange Commission ("Registration Statement") for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the Company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the Company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement No. 2, for funds drawn, which is equal to 8% of each draw.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



7.   EQUITY FUNDING LINES (continued)
     --------------------


     As of December 31, 2000, the Company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

     As of December 31, 2001, the Company has drawn $1,316,671 of the available $15,000,000, and issued approximately 20,389,000 of shares of its common stock in conjunction with Subscription Agreement No. 2 during fiscal year 2001. As of December 31, 2001, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from this Subscription Agreement for approximately $495,911. During fiscal year 2001, Alpha exercised approximately 4,000,000 warrants of the total granted related to both Subscription Agreements, yielding an additional $160,000 to the Company.

     In October 2001, the Company entered into an additional Regulation D Common Stock Purchase Agreement ("Subscription Agreement No. 3") with Alpha. Subscription Agreement No. 3 entitles the Company to draw funds up to $20,000,000 from issuance of its common stock for an amount equal to 85% of the market value for the five business days immediately following the draw request date, expiring in October 2002. Simultaneous with the execution of the Agreement, the Company is required to deliver 105,000,000 shares of common stock to be held in escrow, pursuant to the terms of the escrow agreement. Subscription Agreement No. 3 requires the Company to file a registration statement on Form SB-2 with the Securities and Exchange Commission ("Registration Statement") for the registration of common stock for future issuance related to the Agreement. Subscription Agreement No. 3 also requires the Company to issue warrants amounting to 10,500,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of (a) $0.07 or (b) 85% of the average of the five closing bid prices following the effective date of the Registration Statement. The Company is assessed a placement fee, as provided within Subscription Agreement No. 3, for funds drawn, which is equal to 6% of each draw.

     As of December 31, 2001, the Company has drawn $1,109,000 of the available $20,000,000, and issued approximately 63,271,000 of the shares held in escrow. As of December 31, 2001, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from Subscription Agreement No. 3 for approximately $278,985. Of the escrow shares, approximately 46,738,587 were held by the Escrow Agent for future advances and drawdowns. Accordingly, the 46,738,587 shares of the Company's common stock held by the Escrow Agent for the Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the Company's common stock at December 31, 2001.

8.   NOTES PAYABLE
     -------------

     As of December 31, 2001, notes payable totaling $1,697,789 are comprised of promissory notes from various individuals, secured by Company assets, and bearing annual interest rates ranging from 10% to 11%. As of December 31, 2001, the Company is currently in default on these notes as a result of past due maturities and delinquent interest payments.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



9.   EMPLOYMENT AGREEMENT
     --------------------

     During fiscal year 2000, the Company entered into an employment agreement with its principal accountant. The agreement has a term through June 5, 2002. The agreement provides for a base compensation of approximately $260,000 and performance based increases. Furthermore, the agreement provided a signing bonus comprised of a stock option for 750,000 shares of the Company's common stock at an exercise price of 25% of the prevailing market price; and a warrant for 250,000 shares of the Company's common stock at a strike price of $1.00; and cash of $100,000. The Company recorded a stock based compensation approximating $211,000 related to the stock options for 750,000 shares since the strike price was below fair value at the grant date in accordance with APB No. 25, see Note 12 "Employee stock options and warrants" for additional disclosures. The warrants for 250,000 shares of the Company's common stock weighted-average grant date fair value approximated $0.33 per share. The Company has paid $25,000 of the cash portion of the signing bonus and the remaining $75,000 was recorded as an accrued liability as of December 31, 2000.

10.  STOCK OPTIONS AND WARRANTS
     --------------------------

     Employee stock options and warrants - During fiscal year 2000, the Company
     -----------------------------------
     granted options and warrants for 6,800,000 shares of its common stock to employees. The strike price of 6,550,000 shares is at 25% of the bid price upon the date of exercise, and the remaining 250,000 shares has a strike price of $1.00. The Company recorded stock based compensation of approximately $2,560,000 related to these stock options and warrants for 6,550,000 shares since the strike price was below the fair value at the grant date in accordance with APB No. 25. Certain stock options and warrants were granted in connection with an employment agreement entered into during fiscal year 2000, see Note 9. Certain stock options and warrants were exercisable upon grant and have a life ranging from 4 years to indefinitely. The following table summarizes the Company's employee stock options and warrants activity:

                                                 Number           Weighted
                                                   Of              Average
                                                Warrants       Exercise Price
                                              ------------     --------------

     Balance, December 31, 1999                         --     $          --
              Warrants granted                   6,800,000              0.16
              Warrants canceled                         --                --
              Warrants expired                          --                --
              Warrants exercised                        --                --
                                              ------------     -------------
     Balance, December 31, 2000                  6,800,000              0.16
              Warrants granted                          --                --
              Warrants canceled                         --                --
              Warrants expired                          --                --
              Warrants exercised                   567,142              0.03
                                              ------------     -------------
     Balance, December 31, 2001                  6,232,858     $        0.16
                                              ============     =============

     The options and warrants for 6,550,000 shares weighted average exercise price used in the preceding table is based upon 25% of the fair value at the grant date, and 250,000 shares based upon an exercise price of $1.00

     Pro forma disclosure - SFAS No. 123 requires companies that follow APB
     --------------------
     No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, had compensation cost of approximately $3,055,000 been recognized based on the fair value at the date of grant for employee options granted in fiscal year 2000, the pro forma amounts of the Company's net loss and net loss per share for the year ended December 31, 2000 would have been as follows:

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     Employee stock options and warrants (continued)
     -----------------------------------

                                                                 December 31,
                                                                     2000
                                                               --------------

       Net loss - as reported                                  $(114,661,887)
       Net loss - pro forma                                    $(117,717,053)
       Basic and diluted loss per share - as reported          $       (0.66)
       Basic and diluted loss per share - pro forma            $       (0.68)

     The Company estimates the fair value of stock option and warrant granted to employees using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 318%; risk free interest rates of 5.59%; and expected lives of 1.5 years for all non-employee stock warrants.

     The following tables summarizes information about options and warrants granted, outstanding and exercisable at December 31, 2001:

                                                                                   Shares Underlying
                              Shares Underlying Options Outstanding               Options Exercisable
                        ------------------------------------------------       --------------------------
                                             Weighted
                            Shares            Average                            Shares
                         Underlying         Remaining        Weighted          Underlying        Weighted
                           Options         Contractual        Average           Options          Average
      Exercise Price    Outstanding            Life       Exercise Price       Exercisable       Exercise
     ---------------  ---------------     -------------  ---------------       ------------    ------------
     $     0.16          6,232,858          3 years      $    0.16             6,232,858       $    0.16
     ===============  ==============      =============  ===============       ============    =============

     $0.40 Stock warrants - During fiscal year 1999, the Company granted
     --------------------
     approximately 13,770,000 stock warrants with an exercise price of $0.40 ($0.40 warrants) per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000. The following table summarizes the Company's $0.40 warrants activity:

                                                Number of
                                                 Warrants     Exercise Price
                                               ------------   --------------

     Balance, December 31, 1999                  13,770,000   $         0.40
              Warrants granted                           --               --
              Warrants canceled                          --               --
              Warrants expired                    3,485,000             0.40
              Warrants exercised                 10,285,000             0.40
                                               ------------   --------------
     Balance, December 31, 2000                          --               --
              Warrants granted                           --               --
              Warrants canceled                          --               --
              Warrants expired                           --               --
              Warrants exercised                         --               --
                                               ------------   --------------
     Balance, December 31, 2001                          --   $           --
                                               ============   ==============
                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     $0.50 Stock warrants - During the year ended December 31, 2000, the Company
     --------------------
     granted approximately 500,000 stock warrants with an exercise price of $0.50 ($0.50 warrants) per share of its common stock. These stock warrants were granted in connections with consulting services rendered to the Company during fiscal year ended 2000. These stock warrants were exercisable upon issuance expiring in May 2005. The following table summarizes the Company's $0.50 stock warrants activity:

                                                Number of
                                                 Warrants      Exercise Price
                                               ------------    --------------

     Balance, January 1, 2000                            --    $           --
              Warrants granted                      500,000              0.50
              Warrants canceled                          --                --
              Warrants expired                           --                --
              Warrants exercised                         --                --
                                               ------------    --------------
     Balance, December 31, 2000                     500,000              0.50
              Warrants granted                           --                --
              Warrants canceled                          --                --
              Warrants expired                           --                --
              Warrants exercised                         --                --
                                               ------------    --------------
     Balance, December 31, 2001                     500,000    $         0.50
                                               ============    ==============

     The Company estimates the fair value of $0.50 warrants granted to consultants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 286%; risk free interest rates of 6.41%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consulting expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $276,000 as of December 31, 2000.

     The following table summarizes information about warrants granted during the year ended December 31, 2000:

                               Exercise Price
                             Equals, Exceeds or
             Number of         is Less Than Mkt.       Weighted                                Weighted
          Options Granted      Price of Stock           Average            Range of            Average
            During 2000        on Grant Date        Exercise Price       Exercise Price       Fair Value
         ----------------    ------------------     ----------------     ---------------   ---------------
                       --          Equals           $             --     $            --   $            --
                       --         Exceeds           $             --     $            --   $            --
                  500,000        Less Than          $           0.50     $          0.50   $          0.55
         ----------------                           ----------------     ---------------   ---------------
                  500,000                           $           0.50     $          0.50   $          0.55
         ================                           ================     ===============   ===============

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     $1.00 Stock warrants - During the year ended December 31, 2001 and 2000,
     --------------------
     the Company granted approximately 1,050,000 and 27,140,000, respectively, stock warrants with an exercise price of $1.00 ($1.00 warrants) per share of its common stock. These stock warrants were granted in connections with common stocks sold, consulting services rendered, satisfaction of debts, and legal settlements during fiscal year ended 2001 and 2000. Stock warrants related to 27,140,000 shares were exercisable upon issuance expiring at various dates ranging from June 2002 through October 2003. Stock warrants related to 1,050,000 shares were exercisable upon issuance with no expiration dates. The following table summarizes the Company's $1.00 stock warrants activity:

                                                Number of
                                                 Warrants       Exercise Price
                                               ------------     --------------

     Balance, December 31, 1999                           --    $           --
              Warrants granted                    27,140,000              1.00
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------    --------------
     Balance, December 31, 2000                   27,140,000              1.00
              Warrants granted                     1,050,000              1.00
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------    --------------
     Balance, December 31, 2001                   28,190,000    $         1.00
                                               =============    ==============

     The Company estimates the fair value of $1.00 warrants granted to consultants by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2001 and 2000; no dividend yield; expected volatility of 316% and 280%, respectively; risk free interest rates of 5.6% and 6.2%, respectively; and expected lives of
     1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2001 and 2000 for approximately $275,000 and $30,756,000, respectively, as of December 31, 2001 and 2000.

     The following table summarizes information about warrants granted during the years ended December 31, 2001 and 2000:


                               Exercise Price
                             Equals, Exceeds or
             Number of        is Less Than Mkt.         Weighted                             Weighted
          Options Granted      Price of Stock            Average           Range of           Average
            During 2001        on Grant Date         Exercise Price     Exercise Price       Fair Value
         ----------------    -----------------      ----------------    ---------------   ----------------
                       --         Equals            $             --    $            --   $            --
                1,050,000         Exceeds           $           1.00    $          1.00   $          0.26
                       --        Less Than          $             --    $            --   $            --
         ----------------                           ----------------    ---------------   ---------------
                1,050,000                           $           1.00    $          1.00   $          0.26
         ================                           ================    ===============   ===============

                               Exercise Price
                             Equals, Exceeds or
             Number of        is Less Than Mkt.        Weighted                              Weighted
          Options Granted      Price of Stock           Average           Range of            Average
            During 2000         on Grant Date        Exercise Price     Exercise Price       Fair Value
         ----------------    -----------------      ----------------    ---------------   ---------------
                       --         Equals            $             --    $            --   $            --
                       --         Exceeds           $             --    $            --   $            --
               27,140,000        Less Than          $           1.00    $          1.00   $          1.13
         ----------------                           ----------------    ---------------   ---------------
               27,140,000                           $           1.00    $          1.00   $          1.13
         ================                           ================    ===============   ===============

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     Consultant options - During the year ended December 31, 2000, the Company
     ------------------
     granted approximately 6,100,000 stock options for its common stock to consultants in connection with consulting services performed during fiscal year 2000. The exercise price of these stock option is $0.40 per share if exercised on or before December 31, 2000; thereafter the exercise price will be 25% of the fair market value on the date of the exercise. Approximately 5,169,000 of these stock warrants are exercisable at December 31, 2001. The following table summarizes the Company's consultant stock warrants activity:

                                                  Number           Weighted
                                                    Of              Average
                                                 Warrants       Exercise Price
                                               -------------   ---------------

     Balance, December 31, 1999                           --   $            --
              Warrants granted                     6,100,000              0.14
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------   ---------------
     Balance, December 31, 2000                    6,100,000              0.14
              Warrants granted                            --                --
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                     930,870              0.41
                                               -------------   ---------------
     Balance, December 31, 2001                    5,169,130   $          0.14
                                               =============   ===============

     The weighted average exercise price of these warrants were based on the 30 day average fair value at December 31, 2000. The following tables summarizes information about options granted, outstanding and exercisable at December 31, 2001:

                                                                                           Shares Underlying
                                    Shares Underlying Options Outstanding                 Options Exercisable
                              -------------------------------------------------     ------------------------------
                                                   Weighted
                                 Shares             Average                           Shares
                               Underlying         Remaining         Weighted         Underlying        Weighted
                                Options           Contractual        Average          Options          Average
      Exercise Price          Outstanding             Life       Exercise Price     Exercisable        Exercise
    -----------------         -------------       -----------    --------------     -----------       ------------
     $     0.01                 5,169,130           3 years      $    0.01            5,169,130     $    0.01
     ===============          =============       ===========    ==============     ============   ===============


     The Company has recorded consulting expense for past services during 2000 based upon the grant date since it provides more reliable measurement. The Company estimates the fair value of consultant options granted by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2000; no dividend yield; expected volatility of 318%; risk free interest rates of 6.0%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $3,216,000 for the year ended December 31, 2000.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     Richard Epstein stock warrants - During the year ended December 31, 2000,
     ------------------------------
     the Company granted approximately 8,800,000 stock warrants for its common stock to Richard Epstein, a significant stockholder, in connection with financing provided by Mr. Epstein to the Company during fiscal year 2000. The exercise price of these stock warrants primarily range from $0.25 to $0.40. Approximately 2,000,000 of these stock warrants are exercisable at 50% below the closing bid price upon the date of exercise. These stock warrants were exercisable upon grant and will expire on June 2002 through September 2003. During 2001, the Company cancelled stock warrants related to 6,800,000 shares issued in 2000 and subsequently reissued stock warrants for 6,800,000 shares in during 2001. The reissued stock warrants for 6,800,000 shares were exercisable upon grant with an exercise price of 50% below the closing bid price upon the date of exercise. The following table summarizes the Company's consultant stock warrants activity:

                                                   Number          Weighted
                                                     Of            Average
                                                  Warrants      Exercise Price
                                               -------------    --------------

     Balance, January 1, 2000                             --    $           --
              Warrants granted                     8,800,000              0.48
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------    --------------
     Balance, December 31, 2000                    8,800,000              0.48
              Warrants granted                     6,800,000              0.01
              Warrants canceled                    6,800,000              0.48
              Warrants expired                            --                --
              Warrants exercised                   2,000,000              0.04
                                               -------------    --------------
     Balance, December 31, 2001                    6,800,000    $         0.02
                                               =============    ==============

     The warrants for 6,800,000 shares outstanding at December 31, 2001, weighted average exercise price used in the preceding table is based upon 50% of the closing bid price at December 31, 2001.

     The Company estimates the fair value of Mr. Epstein's stock warrants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2001 and 2000 using specific grant dates; no dividend yield; expected volatility of 316% and 295%; respectively, risk free interest rates of 5.59% and 6.22%; respectively, and expected lives of 2 months and 1.5 years, respectively, for all non-employee stock warrants. Accordingly, the Company recorded costs under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2001 and 2000 for approximately $88,400 and $4,672,000 as of December 31, 2001 and 2000, respectively.

     The following table summarizes information about warrants granted during the year ended December 31, 2001 and 2000:


                            Exercise Price
                           Equals, Exceeds or
             Number of     is Less Than Mkt.         Weighted                                Weighted
          Options Granted    Price of Stock           Average             Range of           Average
            During 2001      on Grant Date        Exercise Price        Exercise Price      Fair Value
         ----------------  -----------------      ----------------     ---------------   ---------------
                       --       Equals            $             --     $            --   $            --
                       --       Exceeds           $             --     $            --   $            --
                6,800,000      Less Than          $           0.02     $          0.02   $          0.04
         ----------------                         ----------------     ---------------   ---------------
                6,800,000                         $           0.02     $          0.02   $          0.04
         ================                         ================     ===============   ===============

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     Richard Epstein stock warrants (continued)
     ------------------------------

                            Exercise Price
                           Equals, Exceeds or
             Number of     is Less Than Mkt.        Weighted                           Weighted
          Options Granted    Price of Stock          Average          Range of         Average
            During 2000      on Grant Date       Exercise Price    Exercise Price      Fair Value
         ----------------  -----------------     ----------------  ---------------   ---------------
                       --       Equals           $             --  $            --   $            --
                       --       Exceeds          $             --  $            --   $            --
                8,800,000      Less Than         $           0.48  $          0.48   $          0.53
         ----------------                        ----------------  ---------------   ---------------
                8,800,000                        $           0.48  $          0.48   $          0.53
         ================                        ================  ===============   ===============

     Paul Egan stock warrants - During fiscal year 1999 and 2000, the Company
     ------------------------
     granted 2,000,000 and 1,000,000, respectively, stock warrants for its common stock to Paul Egan, a stockholder, in connection with the acquisition of Top Sports, S.A. with an exercise price ranging from $0.40 to $1.00 expiring in April 2001, as discussed in Note 3. The following table summarizes the Company's stock warrants activity related to Mr. Egan:

                                                  Number          Weighted
                                                    Of             Average
                                                 Warrants       Exercise Price
                                               -------------    --------------

     Balance, December 31, 1999                    2,000,000    $         0.40
              Warrants granted                     1,000,000              1.00
              Warrants canceled                           --                --
              Warrants expired                       500,000              0.40
              Warrants exercised                          --                --
                                               -------------    --------------
     Balance, December 31, 2000                    2,500,000              0.64
              Warrants granted                            --                --
              Warrants canceled                           --                --
              Warrants expired                     2,500,000              0.64
              Warrants exercised                          --                --
                                               -------------    --------------
     Balance, December 31, 2001                           --    $           --
                                               =============    ==============

     The following table summarizes information about warrants granted during the year ended December 31, 2000:

                                Exercise Price
                              Equals, Exceeds or
             Number of         is Less Than Mkt.      Weighted                              Weighted
          Options Granted       Price of Stock         Average            Range of           Average
            During 2000         on Grant Date       Exercise Price     Exercise Price      Fair Value
         ----------------     ------------------   ----------------   ---------------    ---------------
                       --          Equals          $             --   $            --    $            --
                1,000,000          Exceeds         $           1.00   $          1.00    $          0.15
                       --         Less Than        $             --   $            --    $            --
         ----------------                          ----------------   ---------------    ---------------
                1,000,000                          $           1.00   $          1.00    $          0.15
         ================                          ================   ===============    ===============

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     Alpha Venture Capital, Inc. stock warrants - As discussed in Note 7, a
     ------------------------------------------
     total of 8,071,00 stock warrants were granted during 2000, and 2001. The following table summarizes the Company's stock warrants activity related to Alpha Venture Capital, Inc.:

                                                   Number           Weighted
                                                     Of              Average
                                                  Warrants       Exercise Price
                                               -------------     --------------

     Balance, January 1, 2000                      1,500,000              0.22
              Warrants granted                     6,571,000              0.44
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                   3,050,000              0.20
                                               -------------    --------------
     Balance, January 1, 2000                      5,021,000              0.44
              Warrants granted                    10,500,000              0.02
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                   4,000,000              0.04
                                               -------------    --------------
     Balance, December 31, 2001                   11,521,000    $         0.03
                                               =============    ==============

     The warrants for 1,021,000 and 10,500,000 shares outstanding at December 31, 2001, weighted average exercise price used in the preceding table is based upon 40% and 15%, respectively; of the closing bid price at December 31, 2001.

     The following tables summarizes information about options outstanding and exercisable at December 31, 2001:

                                                                                      Shares Underlying
                                  Shares Underlying Options Outstanding              Options Exercisable
                          ---------------------------------------------------   ------------------------------
                                                Weighted
                               Shares            Average                            Shares
                            Underlying          Remaining        Weighted         Underlying        Weighted
                              Options          Contractual        Average           Options          Average
      Exercise Price        Outstanding           Life         Exercise Price     Exercisable        Exercise
     ---------------      ---------------      ------------    --------------   --------------    ------------
         $     0.03          11,521,000         1.5 years      $    0.03           11,521,000     $    0.03
     ===============      ===============      ============    ==============   ==============    ============

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)






10.  STOCK OPTIONS AND WARRANTS (continued)
     --------------------------

     James Clinton's stock warrant - During the year ended December 31, 2001,
     -----------------------------
     the Company granted to James Clinton, a stockholder, stock warrants for 5,000,000 shares of its common stock with an exercise price equal to the closing bid price of its common stock upon the date of exercise. These stock warrants were granted in connection with a license agreement, as discussed further in Note 14, Ownership interest related to agreement to license assets rendered, during fiscal year ended 2001. These stock warrants were exercisable upon issuance, expiring during December 2005. The following table summarizes Mr. Clinton's stock warrant activity:

                                                Number of
                                                 Warrants      Exercise Price
                                                ----------     ---------------

     Balance, December 31, 1999                           --   $            --
              Warrants granted                            --               ---
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------   ---------------
     Balance, December 31, 2000                           --                --
              Warrants granted                     5,000,000              0.03
              Warrants canceled                           --                --
              Warrants expired                            --                --
              Warrants exercised                          --                --
                                               -------------   ---------------
     Balance, December 31, 2001                    5,000,000   $          0.03
                                               =============   ===============

     The Company estimates the fair value of Mr. Clinton's stock warrants granted by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2001; no dividend yield; expected volatility of 267%; risk free interest rates of 2.1%; and expected lives of 6 months. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2001 for approximately $120,000 as of December 31, 2001.

     The following table summarizes information about warrants granted during the years ended December 31, 2001:


                               Exercise Price
                              Equals, Exceeds or
             Number of        is Less Than Mkt.        Weighted                                 Weighted
          Options Granted       Price of Stock          Average             Range of            Average
            During 2001         on Grant Date        Exercise Price      Exercise Price        Fair Value
         ----------------     -----------------    ----------------      ---------------     ---------------
                       --          Equals          $             --      $            --     $            --
                       --          Exceeds         $             --      $            --     $            --
                5,000,000         Less Than        $           0.02      $          0.02     $          0.03
         ----------------                          ----------------      ---------------     ---------------
                5,000,000                          $           0.02      $          0.02     $          0.03
         ================                          ================      ===============     ===============

11.  CANCELLATION OF COMMON STOCK
     ----------------------------

     During fiscal year 2000, the Company cancelled a total of 10,500,000 shares of its common stock. As discussed in Note 3, 10,500,000 shares were cancelled related to the fiscal year 1999 acquisition of 777WINS. The Company recorded a total of $984,375 as other income based on the original issuance price during fiscal year 1999.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



12.  RELATED PARTY TRANSACTIONS
     --------------------------

     Due to related parties - As of December 31, 2001, due to related parties
     ----------------------
totaling $2,643,549 are comprised of the following:



         Common stock due to ET&T related 8,522,000 shares provided by
           ET&T for use by the Company                                                  $     194,626

         Advances from Alliance Equities (company controlled by Richard Epstein, a significant stockholder of the Company), unsecured, bearing no interest, to be converted to stock (see Note 20 for subsequent
           payment)                                                                           300,000

         Deposit related to the purchase of  eCashPad terminals                               250,000

         Value of remaining 1,800,000 common stocks and warrants for 2,500,000 shares of the Company's common stock to be issued to Paul Egan (a stockholder of the Company) related to the fiscal year

           1999 acquisition of Top Sports, S.A., see Note 3                                   261,228

         Advances from an affiliate, unsecured, due on demand and bearing
           no interest                                                                        709,785

         Advances from Paul Egan, unsecured, due on demand, and bearing
           no interest                                                                        927,910
                                                                                        -------------

               Total due to related parties                                             $   2,643,549
                                                                                        =============


     Employee bonus - In January 2000, the Company issued 6,000,000 shares of
     --------------
     the Company's common stock to satisfy a $4,800,000 bonus payable to Thomas
     S. Hughes, Chief Executive Officer and Director, incurred during fiscal year 1999.

     Satisfaction of due to related parties - In January 2001, the Company
     --------------------------------------
     issued 3,000,000 shares of common stock to satisfy balances due Paul Egan, stockholder of the Company, totaling $2,712,768, related to the fiscal year 1999 acquisition of Top Sports.

     Satisfaction of due to related parties and interest - During the fiscal
     ---------------------------------------------------
     year 2001, the Company issued 51,168,462 shares of common stock to satisfy balances due Mr. Epstein, a significant stockholder of the Company, and Alliance Equities ("Alliance"), a Company controlled by Mr. Epstein, totaling $3,043,317, including interest of $681,951.

     In December 2001, the Company issued 7,504,724 shares of common stock to Alliance for interest totaling $111,220.

     In May 2001, the Company issued 2,000,000 shares related to warrants with a strike price of $0.04 to Mr. Epstein, a significant stockholder of the Company, in satisfaction of debt totaling $85,000
                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



12.  RELATED PARTY TRANSACTIONS (continued)
     --------------------------

     Consulting agreement - In January of 2000, the Company entered into a
     -------------------
     Consulting Services Agreement with Richard Epstein, a significant stockholder of the Company. Mr. Epstein has agreed to assist the Company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the Company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In February 2001, the Company issued Mr. Epstein 15,000,000 shares of its common stock, 5,000,000 of which satisfied the liability of $983,475, with the remaining portion recorded as prepaid consulting services of $1,966,950 which has been fully expensed as of December 31, 2001.

     In February 2000, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the Company for a period of 2 years in exchange for 300,000 shares of the Company's common stock monthly for a total of 7,200,000 shares. During the year ended 2000, the Company issued 3,300,000 shares of its common stock totaling $3,996,630. During the year ended 2000, the Company issued a total of 1,050,000 shares of the its common stock in advance of such services having been rendered. Accordingly, the Company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances as of December 31, 2000. During 2001, the Company issued an additional 1,800,000 shares of common stock to Mr Epstein for consulting services rendered during this period and recorded consulting expenses of $2,179,980 for the year ended December 31, 2001. As of December 31, 2001, the Company has expensed all prepaid consulting services reflected as of December 31, 2000 totaling $1,271,655.

     In July 2001, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to target, locate and bring to the Company 10 strategic allies per year in respective industries related to PERFECT transactions in exchange for 15,000,000 shares of the Company's common stock and recorded consulting expenses totaling $849,150 for the year ended December 31, 2001.

     Stock issuances to Richard Epstein for cash - In December 2001, the Company
     -------------------------------------------
     issued 19,000,100 shares of common stock to Mr. Epstein in exchange for $160,000.

     Other stock issuances to Alliance - In February 2001, Alliance exercised
     ---------------------------------
     1,000,000 warrants with an exercise price of $0.20 and 911,586 warrants with an exercise price of $0.40 to purchase 1,911,586 shares of the Company's common stock in exchange for $564,000.

     In May 2001, the Company issued 3,550,000 shares of common stock to Alliance for other consulting services and recorded consulting expenses totaling $345,131 for the year ended December 31, 2001.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



13.  STOCK BASED COMPENSATION
     ------------------------

     As of December 31, 2000 and 2001, the Company incurred expenses resulting from stock warrants and common stock issued totaling $83,441,323 and $10,628,159, respectively. The following table summarizes the Company's stock based compensation activities based on the accounts shown on the statements of operations:

                                               December 31,      December 31,
                                                  2000              2001
                                             ---------------  ----------------
         Consulting                          $     9,273,783  $     66,496,629
         Public relations                                 --         2,677,381
         Research and development                         --         3,001,042
         Wages                                            --         2,562,494
         Investor relations                               --         1,173,395
         Financing fees                                   --         4,671,559
         Professional fees                                --           639,903
         Interest expense                          1,474,376         2,219,429
                                             ---------------  ----------------

            Total stock based compensation   $    10,748,159  $     83,441,832
                                             ===============  ================

14.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Legal proceedings - During fiscal year 2000, a class action litigation was
     ----------------
     filed asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various material misrepresentations and omissions which allegedly made the Company's public statements, on and after November 18, 1999, false and misleading; and artificially inflated the market for the Company's common stock. The Company reached a settlement in principle with the plaintiffs, pursuant to which $350,000 was paid to plaintiffs' counsel to be held in escrow during fiscal year 2000. A warrants component of the settlement is still being finalized with the plaintiffs' counsel which will calls for the issuance of 5,000,000 stock warrants of the Company's common stock exercisable over ten years from the date of issuance with a strike price of $1.00 per share. The Company anticipates that the settlement will be negotiated in full by the second quarter in fiscal year 2001. The Company has recorded the 5,000,000 stock warrants as a legal settlement expense totaling $1,451,959 as of December 31, 2000.

     On July 15, 2001, two stockholders filed a claim asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The action was voluntarily dismissed by the plaintiffs on October 24, 2001. The same stockholders filed a compliant on February 28, 2002 asserting common law fraud claims against the Company, Mr. Hughes, as well as other directors of the Company. The Company's management intends to contest this case vigorously.

     On October 25, 2001, a stockholder filed an action asserting common law fraud claims against the Company, Mr. Hughes, and directors of the Company. This stockholder seeks to recover compensatory damages in the amount of $25,000, as well as punitive damages and attorneys' fees. The Company's management intends to contest the case vigorously.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



14.  COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------

     On August 29, 2001, two stockholders filed a claim asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The plaintiffs in this action are seeking compensatory damages in an unspecified amount. The Company's management intends to contest the case vigorously.

     While the results of these matters cannot be predicted with certainty, the Company's management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's results of operations, cash flows or financial position. However, unfavorable resolution could affect the results of operations or cash flows for the years in which they are resolved.

     Ownership interest related to agreement to license assets - As a provision
     ---------------------------------------------------------
     of the license agreement with ET&T dated February 18, 1997, as discussed in
     Note 1, it is the intention of the parties thereto that if and when any additional shares of the common stock of the Company are issued to the public or any employees, ET&T's ownership interest in the Company shall be and remain no less than 60% and that ownership interest of the stockholder of the Company, which consisted solely of James Clinton on the date of the agreement, shall be and remain no less than 10%.

     Between June 9, 1999 and February 2, 2000, the Company issued a total of 2,950,000 shares of the Company's common stock to James Clinton or his nominees pursuant to the 10% provision of the license agreement. The common shares issued under this provision of the license agreement were issued without any consideration and therefore may not have been issued in compliance with Missouri and Nevada Revised Statutes.

     On December 1, 2001, the Company entered into an agreement with James Clinton in connection with the provision of the license agreement, whereby the Company granted warrants to purchase 5,000,000 shares the Company's common stock with an exercise price equal to the closing bid price on the date of the exercise. Additionally, Mr. Clinton will be granted warrants for 5,000,000 shares of the Company's common stock each quarter with an exercise price of 50% of the closing bid price on the date such warrants are exercised beginning after the first quarter of 2002 until at such time Mr. Clinton has acquired warrants which together with current holdings equal 10% of the issued and outstanding common stock of the Company. The initial warrants for 5,000,000 shares of common stock granted in December 2001 will be exercisable at any time until December 31, 2005, and the warrants to be issued quarterly in the future will be exercisable upon grant for an exercise period of four years.

     During 2002, ET&T also enforced this provision of the license agreement to the extent of voting rights as discussed further in Note 20.

     Leased facilities - The Company operates from a leased facilities under a
     -----------------
     noncancellable operating leases. The Agreements calls for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2001 and 2000, total rent expense for the leased facility approximated $168,000 and $95,000, respectively.

     Future minimum rental payments required under the operating lease for the office facility as of December 31, 2001, are as follows:

         2002                                     $      125,000
         2003                                             44,000
                                                  --------------

                                                  $      169,000
                                                  ==============
                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



15.  LOSS ON PURCHASED SOFTWARE
     --------------------------

     During July 2001, the Company returned the purchased software acquired during fiscal year 2000, related to licenses to use the Connex software system for processing eCommerce transactions. The purchased software was recorded at its historical cost of $2,169,000 and purchased software liability in the same amount. As of December 31, 2001, the Company had recorded an accumulated amortization expense of approximately $1,195,000. As a result of the returned purchased software, the Company removed the capitalized purchased software along with the accumulated amortization expense, a net $974,000, and reduced purchase software liability by approximately $912,000. The remaining balance of $61,694 related to the removal the purchased software along with the accumulated amortization was recorded as loss on purchased software within the statements of operations as of December 31, 2001.

16.  LOSS ON OTHER ASSET
     -------------------

     In June 2001, the Company entered into an agreement to resell internet merchant sites in exchange for $150,000, of which the Company paid $124,930. As of December 31, 2001, the Company determined that the sites were not compatible with the PERFECT technology and wrote off the entire $124,930 as a loss on other asset on the statements of operations.

17.  CANCELLATION FEE
     ----------------

      During October 2000, the Company entered into an agreement to acquire all the assets of Broadband Video, Inc. in exchange for 10,000,000 shares of its common stock, 3,000,000 warrants to purchase common stock for $1.00 per share expiring on December 31, 2001. The Company did not complete nor intends to complete this transaction and has agreed to issue 3,600,000 shares of its common stock as a cancellation fee resulting in an expense totaling $526,212 which is reflected in the statements of operations as of December 31, 2001.

18.  DISCONTINUED OPERATIONS
     -----------------------

     During June 2001, the Company adopted a formal plan to discontinue its gaming operations. As of June 30, 2001, the Company completed the closing of all walk-in sports books located in the Dominican Republic. The assets abandoned consisted primarily of fixed assets with a net book value of approximately $26,000 and other assets of approximately $68,000. The Company incurred liabilities related to the discontinued gaming operations of approximately $792,000 as of December 31, 2001. Operating results of the discontinued gaming operations for the years ended December 31, 2001 and 2000 are shown separately in the accompanying statement of operations totaling $589,785 and $661,464 .

19.  GOING CONCERN
     -------------

     The Company incurred a net loss of approximately $19,536,000 for the year ended December 31, 2001. The Company's liabilities exceed its assets by approximately $10,224,000, and current liabilities exceed its current assets by approximately $10,847,000 as of December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's management plans to market the PERFECT technology to in order to generate revenues in the future. The Company will also seek additional sources of capital through a combination debt equity financing and issuance of equity for approximately $20,000,000, but there can be no assurance that the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                    eCONNECT
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



20.  SUBSEQUENT EVENTS
     -----------------

     In February 2002, the board of directors of eConnect passed a resolution granting ET&T super-voting rights in keeping with the original formation of eConnect in February 1997. This allows ET&T, which is controlled by Thomas
     S. Hughes, president, director, and stockholder of the Company, to have a controlling vote on issues before the Board of Directors.

     In March 2002, eGS, Inc. ("eGS"), a wholly owned subsidiary of eConnect, Inc., was formed with 35,000,000 shares of common stock authorized with a par value of $0.001. eGS plans to raising $7,500,000 in capital through a private placement. However, there is no certainty as to the ability to raise such capital in the future. On March 3, 2002, the Company made an announcement that its stockholder will receive 1 share of stock in eGS based upon each 100 shares of common stock held in eConnect be issued to stockholders of record as of April 3rd, 2002. The focus of eGS is to provide services for future usages of State-regulated home Internet games. The games will be provided by state licensed gaming providers. eGS will provide the support services for the state regulated internet gaming companies. eConnect will support eCashPad originated PIN debit and smart card transactions facilitated through eGS.

     In February 2002, the Company issued, 76,500,000 shares of its common stock to Alpha Venture Capital Inc. related to Subscription Agreement No. 3 which was placed in escrow for future advances on the equity funding line, as discussed in Note 7.

     In February 2002, the Company issued 23,200,000 shares of common stock to Alliance Equities, (an entity controlled by Mr. Epstein who is also a significant stockholder of the Company) in exchange for $173,600, net of offering costs of $327,500.

     In February 2002, the Company issued 6,800,000 shares of its common stock related to Alliance Equities related to the exercise of warrants with an exercise price of $0.01.

     In February 2002, the Company issued 40,519,528 shares of its common stock to Richard Epstein, a significant stockholder of the Company, in satisfaction of advances from Alliance Equities of $300,000 and $183,000, net of offering costs of $173,754.

     In February 2002, the Company issued 10,000,000 shares of common stock in satisfaction of promissory notes payable to an individual totaling $238,050, including accrued interest of $37,250 from fiscal year 2001 and interest expense of $125,800 related to fiscal year 2002.

                       CHANGES IN AND DISAGREEMENTS WITH
                           ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

          (a) On August 1, 1998, the company engaged the services of George Brenner, C.P.A. of Beverly Hills, California, to provide an audit of the company's financial statements for the fiscal years ended August 31, 1997 and 1998. The former accountants for the company, BDO Seidman L.L.P. of St. Louis Missouri declined to stand for re-election for the 1997 engagement. The independent auditor's reports for August 31, 1996 and 1995, were modified as to the uncertainties about the company's ability to continue as a going concern. The decision to change accountants was approved by the company's Board of Directors with the selection of the successor accountant.

          (b) Effective on July 19, 1999, the independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, resigned. This accountant's report on the financial statements for the past two years was modified as to uncertainty that the company will continue as a going concern. The decision to change accountants was approved by the Board of Directors.

          (c) Effective on July 22, 1999, the firm of Farber & Hass was engaged to serve as the new principal accountant to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

          (d) Effective on March 8, 2000, the independent accountants who were previously engaged as the principal accountants to audit the company's financial statements were dismissed. These accountants did not issue any financial statements for the company. The decision to change accountants was approved by the Board of Directors.

          (e) Effective on March 8, 2000, the firm of L.L. Bradford & Company was engaged to serve as the new principal accountants to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

          During the company's two most recent fiscal years and any subsequent interim period preceding such changes, there have been no disagreements with former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the company's two most recent fiscal years and the subsequent interim period preceding such changes.

                             AVAILABLE INFORMATION

          The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Information on this item is set forth in the propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the company*:


Securities and Exchange Commission registration fee   $   252
Transfer agent's fees                                   1,000
Legal fees and expenses                                25,000
Accounting fees and expenses                            5,000
                                                      -------
Total                                                 $31,252
                                                      =======


* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM SALE OF REGISTERED SECURITIES

Sales of Unregistered Securities.

          Other than as set forth below, during the last three years there have not been any sales of unregistered securities of the company:

(a)       Period beginning October 1, 1999, through December 31, 1999:

          (1) During the period of April 7, 1999 through November 24, 1999, the company issued a total of 4,484,500 shares of common stock valued at $1,348,550 (or $0.30 per share) to 14 individuals and firms in exchange for consulting and other services to the company.

          (2) In October 1999, the company issued warrants in connection with a consulting agreement with International Investor Relations Group valued at $225,000, as follows: (i) a warrant covering 100,000 shares of common stock, exercisable at $0.50 per share; (ii) a warrant covering 100,000 shares of common stock, exerciable at $0.75 per share; and (iii) a warrant covering 100,000 shares of common stock, exercisable at $1.00 per share.


          (3) In December 1999, the company issued 1,000,000 shares of common stock in connection with the acquisition of a 50% interest in TopSports, S.A. valued at $250,000.

          (4) During fiscal year 1999, the company granted approximately 13,770,000 stock warrants with an exercise price of $0.40 per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999, and consulting services rendered to the company during fiscal year 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000. The value of these warrants was $50,000.

(b)       Fiscal Year Ended December 31, 2000:

          The company made the following sales of unregistered securities during the fiscal year ended December 31, 2000:

          (1) On January 10, 2000, the company issued a total 666,667 shares of common stock to satisfy certain accounts payable by the company in the amount of $550,000.


          (2) On January 11, 2000, the company issued 6,000,000 shares of common stock to Mr. Hughes in satisfaction of a bonus payable of $400,000.


          (3) On February 2, 2000, the company issued a total of 1,100,000 shares of common stock for James Clinton or his nominees based on the stated reason that compliance with a 10% ownership provision contained in a 1997 license agreement was required. Shares issued under this provision of this license agreement were not issued for new consideration. See "Certain Relationships and Related Transactions."

          (4) During the period of February 2, 2000 through December 28, 2000, the company issued a total of 19,509,719 shares of common stock to 43 individuals and firms in exchange for consulting and other services performed for the company in the amount of $7,803,887.


          (5) During February 2000, the company issued a total 570,000 shares of common stock in connection with employee compensation and bonuses in the amount of $182,400.

          (6) Between February 2, 2000 and October 3, 2000, the company sold a total of 3,335,762 shares of common stock to 129 individuals at a price of $0.40 per share, for an aggregate consideration of $1,330,969; 472,500 of these shares had warrants attached to them, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002. In connection with these sales, 2,500,000 shares of common stock were issued on April 4, 2000 to two individuals for finder's fees (included within the total issuances under paragraph (d)).

          (7) On March 22, 2000, the company issued 6,000,000 of its common stock for the acquisition of PowerClick, Inc., valued at $975,000 (2,000,000 additional free trading shares were issued in connection with this acquisition, for a total value of this acquisition of $1,300,000).

          (8) During the first quarter of 2000, the company issued warrants at $1.00 per share covering a total of 14,430,060 shares of common stock to 13 individuals under various warrant agreements for consulting services to the company, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002. The consulting services were valued at $5,000.

          (9) On April 4, 2000, the company issued a warrant covering 300,000 shares of common stock in connection with a consulting agreement valued at $10,000 entered into on that date by the company, exercisable at $1.00 per share from January 1, 2001 through June 30, 2002.

          (10) On May 24, 2000, the company issued two warrants covering a total of 500,000 shares of common stock, exercisable at $0.50 through May 24, 2005 under a warrant agreement with GunnAllen Financial, Inc. in connection with this firm's services in assisting the company to become relisted on the Over the Counter Bulletin Board valued at $20,000.

          (11) On June 15, 2000, the company sold 3,000,000 shares of common stock to an individual for $500,000 cash ($0.16 per share).

          (12) On July 11, 2000, the company issued two warrants to two individuals covering a total of 600,000 shares of common stock, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002, for consulting services rendered to the company valued at $15,000.

          (13) On July 12, 2000, the company granted to an individual an option to purchase 4,400,000 shares of common stock of the company, exercisable upon issuance at $1.00 per share through July 12, 2002 (3,080,000 of the total was granted as payment of all accured interest under a $500,000 loan made by this individual to the company; the remaining 1,320,000 were granted as compensation for consulting services rendered to the company).

          (14) On October 21, 2000, the company issued a warrant covering the purchase of 4,000,000 shares of common stock to PowerClick, Inc., exercisable upon issuance at $1.00 per share through October 21, 2003 (issued in connection with the settlement of litigation between that firm and the company, as disclosed in the Form 10-QSB filed on November 14, 2000). The consideration for the warrants was valued at $25,000.

          (15) At various times in the fourth quarter of 2000, the company issued warrants to Alpha Venture Capital, Inc. for the purchase common stock totaling 6,571,428 shares, as follows: (i) a warrant to purchase 2,000,000 shares of common stock, exercisable upon issuance in connection with the purchase agreement between the company and this company, dated Decemnber 8, 2000, at a price equal to the lesser of (a) 40% of the closing bid price of the stock on that date ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; (ii) a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs under that agreement, exercisable at the close bid price at the date of each draw down; and (iii) a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under that addendum (dated October 23, 2000) to a previous stock purchase agreement between the parties, dated September 28, 1999.

          (16) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment No. 3) for the purpose of granting stock options and restricted stock awards to employees and non-employees of the company. A total of 11,200,000 options issued in December 2000 under this plan.


          (17) From August 2, 2000 through December 19, 2000, the company issued a total of 3,259,454 shares to 40 individuals and companies as payment of interest under various short-term loans made to the company. The value, if these late payments was $488,918.

          (18) During fiscal 2000, the company issued a total of 2,093,565 shares of common stock upon the exercise of warrants at $0.40 per share for a total consideration of approximately $835,000 (approximately $771,000 [1,993,488] of which consisted of services rendered to the company).

(c)       Fiscal Year Ending December 31, 2001:

          The company made the following sales of unregistered securities during the fiscal year ending December 31, 2001:

          (1) On January 5, 2001, the company issued a warrant covering the purchase of 1,000,000 shares of common stock, exercisable upon issuance at $1.00 per share through June 30, 2002, to an individual in connection with the repayment of a $60,000 loan (plus accrued interest) made to the company.

          (2) On January 15, 2001, the company issued 3,000,000 shares of common stock to Paul Egan in connection with completing the acquisition of Top Sports, S.A. by the company. The value of these shares was $600,000.

          (3) On January 12, 2001 and February 28, 2001, the company issued a total of 16,800,000 shares of common stock to Richard Epstein related to consulting agreements. A total of 5,000,000 shares relate to satisfaction of a company obligation to Mr. Epstein totaling $983,475 at December 31, 2000. The remaining 11,800,000 shares were issued in advance and has been recorded by the company as prepaid consulting services during this period approximating $4,147,000.


          (4) On February 2, 2001, the company issued 50,000 shares of common stock and a warrant for the purchase of 50,000 shares of common stock, exercisable upon issuance through June 30, 2002. These shares and warrant were issued in connection with a penalty in connection with the non-payment of a loan to the company in the amount of $25,000.


          (5) On March 1, 2001, the company issued 12,307,625 shares of common stock purchased for cash under a common stock purchase agreement with Alpha Venture Capital, Inc. at a price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company. The Value received for these shares was $1,311,993.

          (6) On March 15, 2001, the company issued 200,000 shares of common stock to one individual in connection with consulting compensation valued at $30,000.

          (7) On March 21, 2001, the company issued 25,000 shares of common stock to one individual in connection with consulting services to be rendered to the company valued at $3,731.

          (8) On March 23, 2001, the company issued a total of 1,000,000 shares of common stock to two individuals for consulting services rendered to the company valued at $137,448.


          (9) On May 24, 2001, the company issued 1,000,000 shares of common stock to one individual in connection with consulting compensation valued at $120,000.

          (10) Between July 12, 2001 and July 16, 2001, the company issued a total of 32,789,657 shares of common stock to a total of 26 individuals and companies as partial repayment of principal and interest on loans to the company totaling $32,789,657, accruing interest at the rate of 10% per annum.

          (11) On October 6, 2001, the company issued 21,000,000 shares of common stock to one individual for operating capital in the amount of $630,000.

(d)       General Comments.

          No commissions or fees were paid in connection with these sales. All of the above sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided under Regulation D by the fact that:

        . the sales were made to sophisticated investors as defined in Rule 502;

        . the information specified in paragraph (b)2(ii)(B) and paragraph
          (b)(2)(ii)(C) of this section was provided to each investor;

        . the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

        . at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

        . neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

        . the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section
                                                                    -------
          2(11) of the Securities Act of 1933 in compliance with Rule 502(d).
          -----

ITEM 27.  EXHIBITS

          The exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

          The undersigned company hereby undertakes to:

          (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that a
claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Pedro, State of California, on May 30, 2002.


                                         eConnect


                                         By: /s/  Thomas S. Hughes
                                             ----------------------
                                         Thomas S. Hughes, President

                                         By: /s/  Jack M. Hall
                                             ----------------------
                                         Jack M. Hall, Secretary, Director

                           Special Power of Attorney

  The undersigned constitute and appoint Thomas S. Hughes their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                   Title                      Date
----------------------------------------------------------------------------------
/s/ Thomas S. Hughes         President/Chief Executive Officer/     May 29, 2002
---------------------------  Director
Thomas S. Hughes


/s/ Jack M. Hall             Secretary/Director                     May 29, 2002
---------------------------
Jack M. Hall


/s/ Laurence Donoghue        Director                               May 29, 2002
---------------------------
Laurence Donoghue



ITEM 13.  EXHIBITS, REPORTS ON FORM 8-K, AND INDEX TO
          FINANCIAL STATEMENTS

There were no reports filed on Form 8-K during the last quarter of fiscal 2001.

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

2 Agreement and Plan of Merger, dated June 1, 1999 (incorporated by reference to Exhibit 2 of the Form 10-KSB filed on May 9, 2000).

3.1       Articles of Incorporation, March 8, 1999 (incorporated by reference to
          Exhibit 3.1 of the Form SB-2/A filed on July 22, 1999).

3.2 Certificate of Amendment of Articles of Incorporation, dated May 25, 1999 (incorporated by reference to Exhibit 3.2 of the Form SB-2/A filed on July 22, 1999).

3.3 Certificate of Amendment of Articles of Incorporation, dated August 20, 1999 (incorporated by reference to Exhibit 3.3 of the Form SB-2/A filed on September 3, 1999).

3.4 Certificate of Amendment of Articles of Incorporation, dated November 20, 2000 (incorporated be reference to Exhibit 3.4 of the Form SB-2/A filed on May 3, 2001).

3.5 Certificate of Amendment of Articles of Incorporation, dated July 13, 2001 (incorporated by reference to Exhibit 3.5 of the Form SB-2 filed July 30, 2001).

3.6 Bylaws, dated May 14, 1999 (incorporated by reference to Exhibit 3.3 of the Form SB-2/A filed on July 22, 1999).

3.7 Amended and Restated Bylaws, dated September 15, 2000 (incorporated by reference to Exhibit 3.5 of the Form 10-QSB filed on November 14,
          2000).

4.1 Class A Warrant Agreement (incorporated by reference to Exhibit 4.2 of the Form S-1 filed on October 28, 1993).

4.2 Retainer Stock Plan for Non-Employee Directors and Consultants, dated April 26, 1999 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on May 14, 1999).

4.3 Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated October 6, 2001 (incorporated by reference to the SB-2 filed on October 9, 2001).

5         Opinion re: Legality (see below)

10.1 Promissory Note between Electronic Transactions & Technologies and Unipay, Inc., dated April 26, 1999 (incorporated by reference to
          Exhibit 10.5 of the Form 10-KSB filed on May 9, 2000).


10.2 Amendment to Agreement to License Assets dated February 18, 1997 between the company, Electronic Transactions & Technologies, and James Clinton, dated September 1, 1999 (incorporated by reference to Exhibit
          10.7 of the Form SB-2/A filed on May 3, 2001).

10.3 Agreement between the company and Alliance Equities, dated November 29, 1999 (incorporated by reference to Exhibit 10.18 of the Form 10-KSB filed on May 9, 2000).

10.4 Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas S. Hughes, dated December 1, 1999 (incorporated by reference to Exhibit 10.19 of the Form 10-KSB filed on May 9, 2000).

10.5 Security Agreement between the company, Electronic Transactions & Technologies, and Thomas S. Hughes, dated December 1, 1999 (incorporated by reference to Exhibit 10.20 of the Form 10-KSB filed on May 9, 2000).


10.6 Software License, Development, and Maintenance Agreement (Dominican Republic) between the company and eFunds Corporation, dated February 3, 2000 (incorporated by reference to Exhibit 10.34 of the Form 10-QSB filed on May 30, 2000).

10.7 Software License, Development, and Maintenance Agreement (Ireland) between the company and eFunds Corporation, dated February 4, 2000 (incorporated by reference to Exhibit 10.36 of the Form 10-QSB filed on May 30, 2000).

10.8 Agreement between the company and Richard Epstein, dated February 12, 2000 (incorporated by reference to Exhibit 10.16 of the Form 10-KSB filed on April 25, 2001).

10.9 Loan Agreement between the company and Richard Epstein, dated February 15, 2000 (incorporated by reference to Exhibit 10.38 of the Form 10-QSB filed on May 30, 2000).

10.10 Amended and Restated Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas S. Hughes, dated March 31, 2000 (incorporated by reference to Exhibit 10.45 of the Form 10-QSB filed on May 30, 2000).

10.11 Amended and Restated Security Agreement between the company, Electronic Transactions & Technologies, and Thomas S. Hughes, dated March 31, 2000 (incorporated by reference to Exhibit 10.46 of the Form 10-QSB filed on May 30, 2000).

10.12 Agreement for Sale and Plan of Reorganization between the company and National Data Funding Corporation, dated October 29, 2000 (incorporated by reference to Exhibit 10.53 of the Form SB-2/A filed on May 3, 2001).

10.13 Purchasing Agreement between the company and 3Pea Technologies, Inc., dated June 19, 2001 (incorporated by reference to Exhibit 10.56 of the Form SB-2 filed on July 30, 2001).


16.1 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on July 23, 1999).

16.2 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on March 15, 2000).

23.1      Consent of LL Bradford (see below).

23.2      Consent of Counsel (see below)

23.3      Consent of Ortega & Asociados (see below)

24        Special Power of Attorney (see signature page).

99.1 Patents: dated August 9, 1994, May 19, 1998, and September 15, 1998 (incorporated by reference to Exhibit 99.1 of the Form 10-KSB filed on May 9, 2000).

99.2 Trademarks: filed March 31, 1997, February 16, 1999, May 6, 1999, May 24, 1999, June 3, 1999, June 4, 1999, August 12, 1999, and September
          28, 1999 (incorporated by reference to Exhibit 99.2 of the Form 10-KSB filed on May 9, 2000).

99.3      Trademark filed on March 15, 2000 (incorporated by reference to
          Exhibit 99.3 of the Form 10-QSB filed on May 30, 2000).